   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1994
                                                     REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                  GENERAL AMERICAN TRANSPORTATION CORPORATION
             (Exact name of registrant as specified in its charter)
       NEW YORK                                          36-2827991
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                            ------------------------

                             500 West Monroe Street
                          Chicago, Illinois 60661-3676
                                 (312) 621-6200
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                        Paul A. Heinen, Esq., Secretary
                  General American Transportation Corporation
                             500 West Monroe Street
                          Chicago, Illinois 60661-3676
                                 (312) 621-6200
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                   Copies to:

     Robert E. Curley, Esq.                       F. Ellen Duff, Esq.
      Mayer, Brown & Platt                         Winston & Strawn
    190 South LaSalle Street                     35 West Wacker Drive
     Chicago, Illinois 60603                    Chicago, Illinois 60601

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------

                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
         TO BE REGISTERED                 REGISTERED            PER UNIT(3)              PRICE(3)           REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------
Debt Securities...................          (1)(2)                100%(1)                 (1)(2)                  (1)
- ------------------------------------------------------------------------------------------------------------------------------
Pass Through Certificates.........           (1)                  100%(1)                  (1)                    (1)
- ------------------------------------------------------------------------------------------------------------------------------
Total.............................    $389,862,000(1)(2)          100%(1)           $389,862,000(1)(2)          $134,436
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. There are being registered hereunder such presently indeterminate principal amount of Debt Securities and Pass Through Certificates as may be offered from time to time, with an aggregate initial offering price not to exceed $389,862,000.
(2) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in the initial offering prices for the Debt Securities aggregating $389,862,000. Any offering of Debt Securities denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant.
(3) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUSES CONTAINED HEREIN CONSTITUTE COMBINED PROSPECTUSES RELATING ALSO TO AN AGGREGATE
OF $260,138,000 UNSOLD PRINCIPAL AMOUNT OF PREVIOUSLY REGISTERED DEBT SECURITIES AND PASS THROUGH CERTIFICATES, $127,000,000 REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 33-33073 AND $133,138,000 REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 33-48475. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO EACH OF SAID PRIOR REGISTRATION STATEMENTS AND EACH SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains a Prospectus (the "Pass Through Certificate Prospectus") relating to up to $650,000,000 aggregate principal amount of pass through certificates of General American Transportation Corporation (the "Company"), a Prospectus (the "Debt Security Prospectus") relating to up to $650,000,000 aggregate principal amount of debt securities of the Company and a Prospectus Supplement (the "MTN Prospectus Supplement") relating to the offering of up to $650,000,000 of such debt securities as Medium-Term Notes, Series E, to be offered by the Company beginning immediately upon the effectiveness of this Registration Statement. The aggregate principal amount of pass through certificates to be offered and sold pursuant to this Registration Statement is subject to reduction by the aggregate principal amount of debt securities sold pursuant to this Registration Statement and vice versa.

     Pricing information and certain other matters will be included in one or more Pricing Supplements to the MTN Prospectus Supplement as Medium-Term Notes are offered and sold thereunder. Upon the public offering or sale of the remaining pass through certificates or debt securities registered under this Registration Statement, a Prospectus Supplement describing the particular terms of such offer or sale will be filed in accordance with the rules of the Securities and Exchange Commission incorporating either the Pass Through Certificate Prospectus or the Debt Security Prospectus, as applicable.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 16, 1994
PROSPECTUS

$650,000,000                                                              [LOGO]
GENERAL AMERICAN TRANSPORTATION CORPORATION
PASS THROUGH CERTIFICATES

Up to $650,000,000 aggregate principal amount of Pass Through Certificates may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements. Pass Through Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Pass Through Certificates, a separate General American Transportation Corporation Pass Through Trust for each series of Pass Through Certificates being offered (each, a "Trust") will be formed pursuant to the Pass Through Trust Agreement (the "Basic Agreement") and a supplement thereto (a "Trust Supplement") relating to such Trust between General American Transportation Corporation ("GATC" or the "Company") and, unless otherwise specified in the Prospectus Supplement, The First National Bank of Chicago (the "Pass Through Trustee"), as pass through trustee under each Trust. Each Pass Through Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interest in respect of any other Trust. The property of each Trust will consist of equipment notes (the "Equipment Notes") issued on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance a portion of the equipment cost to such owner trustee of certain railcars (the "Equipment Units") that will be acquired by such owner trustee and leased to GATC. The Prospectus Supplement relating to each offering of Pass Through Certificates will describe certain terms of the Pass Through Certificates being offered, the Trust relating thereto, the Equipment Notes to be purchased by such Trust and the leveraged lease transactions and Equipment Units relating to such Equipment Notes.

Equipment Notes may be issued in respect of Equipment Units in one or more series, each series having a different interest rate and final maturity date. A separate Trust will purchase one or more series of the Equipment Notes issued with respect to each group of Equipment Units (an "Equipment Group"). All of the Equipment Notes held in such Trust will have an interest rate equal to the interest rate applicable to the Pass Through Certificates issued by such Trust and maturity dates occurring on or before the final distribution date applicable to such Pass Through Certificates. The Equipment Notes issued with respect to each Equipment Group will be secured by a security interest in such Equipment Group and by the Lease relating thereto, including the right to receive rentals payable in respect of such Equipment Group by GATC. Although neither the Pass Through Certificates nor the Equipment Notes will be direct obligations of, or guaranteed by, GATC, the amounts unconditionally payable by GATC for lease of the Equipment Group will be sufficient to pay in full when due all payments of principal of, premium, if any, and interest on the related Equipment Notes held in the related Trust.

Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Pass Through Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Pass Through Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Trust.

The Pass Through Certificates may be sold through underwriters, dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is February   , 1994

                             AVAILABLE INFORMATION

     General American Transportation Corporation, a New York corporation ("GATC" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by GATC with the Commission can be inspected and copied at the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. GATC has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

     GATC's Annual Report on Form 10-K for the year ended December 31, 1992, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993, respectively, and its Current Report on Form 8-K dated July 28, 1993 heretofore filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference.

     All documents filed by GATC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

     GATC will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless specifically incorporated therein). Requests for such documents should be directed to General American Transportation Corporation, 500 West Monroe Street, Chicago, Illinois 60661-3676, Attention: Secretary (telephone 312-621-6200).

                                  THE COMPANY

     GATC is a wholly owned subsidiary of GATX Corporation ("GATX") and is principally engaged in railcar leasing and management. GATX Terminals Corporation ("Terminals"), a wholly owned subsidiary of the Company, is engaged in the operation of public bulk liquid terminals and domestic pipeline systems. The Company is the largest lessor of railroad tank cars in the United States, and Terminals is one of the largest independent operators of public bulk liquid terminals in the world. The principal offices of the Company are located at 500 West Monroe Street, Chicago, Illinois 60661-3676 (telephone: (312) 621-6200).

     The Company leases specialized railcars, primarily tank cars and to a lesser extent Airslide(R) covered hoppers and plastic pellet cars, under full service leases. The Company's railcars have a useful life of approximately 30 to 33 years. The average age of the railcars in the Company's fleet is approximately

15 years. The Company's customers typically lease new equipment for a term of five years or longer, whereas renewals or leases of used cars are typically for periods ranging from less than a year to seven years with an average lease term of about three years. Under its full service leases, the Company maintains and services its railcars, pays ad valorem taxes and provides many ancillary services.

     Terminals is engaged in the storage, handling and intermodal transfer of petroleum and chemical commodities at key points in the bulk liquid distribution chain. Terminals owns and operates terminals in the United States and the United Kingdom; Terminals also has joint venture interests in facilities in Europe and the Pacific Rim. All of its terminals are located near major distribution and transportation points and most are capable of receiving and shipping bulk liquids by ship, rail, barge and truck. Many of the terminals are also linked with major interstate pipelines. In addition to storing, handling and transferring bulk liquids, Terminals also provides blending and testing services at most of its facilities.

RELATIONSHIP WITH GATX

     All of the Company's outstanding common stock is owned by GATX. GATX is also the parent of American Steamship Company, a shipping company which operates self-unloading vessels on the Great Lakes, GATX Logistics, Inc., which provides distribution and logistics support services throughout North America and develops and operates warehouses, and GATX Financial Services, which through its principal subsidiary, GATX Capital Corporation as well as its subsidiaries and joint ventures, arranges and services the financing of equipment and other capital assets on a worldwide basis.

     GATX will not guarantee the Pass Through Certificates and does not guarantee any other indebtedness of the Company. The Company, in the normal course of business, pays dividends to GATX to provide for GATX's normal operating expenses. Additional amounts have been advanced to GATX from time to time for general corporate purposes, the redemption of GATX preferred stock and the retirement of debt. In addition, GATX may make advances to subsidiaries of the Company in the normal course of business. These advances have no fixed maturity date.

                            FORMATION OF THE TRUSTS

     In respect of each offering of Pass Through Certificates, one or more Trusts will be formed, and the related Pass Through Certificates will be issued, pursuant to separate Trust Supplements to be entered into between the Pass Through Trustee and GATC in accordance with the terms of the Basic Agreement. All Pass Through Certificates with respect to each Trust will represent fractional undivided interests in such Trust and the property held in such Trust, and will have no rights, benefits or interest in respect of any other Trust or the property held therein. Concurrently with the execution and delivery of each Trust Supplement, the Pass Through Trustee, on behalf of the Trust formed thereby, will enter into one or more participation agreements (each such agreement being herein referred to as a "Participation Agreement") relating to one or more Equipment Groups described in the applicable Prospectus Supplement. Pursuant to the applicable Participation Agreement, the Pass Through Trustee, on behalf of such Trust, will purchase the Equipment Notes issued with respect to each such Equipment Group so that all of the Equipment Notes held in such Trust will have an interest rate equal to the interest rate applicable to the Pass Through Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Pass Through Certificates issued with respect to such Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders of the Pass Through Certificates with respect to the Trust in which such Equipment Notes are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Notes."

                                USE OF PROCEEDS

     The Pass Through Certificates offered pursuant to any Prospectus Supplement will be issued in order to facilitate the financing of the debt portion of one or more separate leveraged lease transactions entered into by GATC, as lessee, with respect to one or more separate Equipment Groups described in such Prospectus Supplement. The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the applicable Trust to purchase, at par, the Equipment Notes to be issued by the respective Owner Trustee or Owner Trustees to finance a portion (as specified in the applicable Prospectus Supplement) of the equipment cost of such Equipment Group or Groups. Simultaneously with the acquisition of each such Equipment Group, the respective Owner Trustee will lease such Equipment Group to GATC. Unless otherwise specified in the applicable Prospectus Supplement, GATC will use the proceeds of each separate leveraged lease transaction for general corporate purposes.

     The Equipment Notes with respect to each Equipment Group will be issued under a separate Trust Indenture and Security Agreement (each, an "Indenture") between a bank or trust company as trustee thereunder (each, an "Indenture Trustee") and an owner trustee, not in its individual capacity (except as expressly set forth therein) but solely as trustee (each, an "Owner Trustee"), of a separate trust for the benefit of one or more institutional or corporate investors (each, an "Owner Participant"). Each Owner Participant will provide, from sources other than the Equipment Notes, the balance of the equipment cost of the related Equipment Group. No Owner Participant, however, will be personally liable for any amount payable under the related Indenture or the Equipment Notes issued thereunder. Subject to certain restrictions, each Owner Participant may transfer its interest in the related Equipment Group.

     Except as otherwise described in the Prospectus Supplement, each Equipment Group will be purchased by the Owner Trustee from GATC and will consist of railroad tank cars and freight cars of relatively recent manufacture that have been, or are to be, subleased to GATC's customers, but which are otherwise not subject to any encumbrances. Because the railcars within each Equipment Group will be of relatively recent manufacture, they will not have had any significant operating history at the time of the leveraged lease transaction. In light of the foregoing, and because GATC's obligation under the leases to make payments sufficient to pay in full the Equipment Notes will be unconditional, and not affected by the financial performance of the railcars within the related Equipment Group, GATC believes that historical financial information with respect to the Equipment Groups will not be relevant to purchasers of the Pass Through Certificates.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     In connection with each offering of Pass Through Certificates, a separate Trust will be formed and a series of Pass Through Certificates will be issued pursuant to the Basic Agreement and a Trust Supplement to be entered into between GATC and the Pass Through Trustee. The following summary relates to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Pass Through Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. Citations to the relevant sections of the Basic Agreement appear below in parentheses. The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The form of the Trust Supplement relating to each series of Pass Through Certificates and the forms of the Leases, Participation Agreements, Indentures and Equipment Notes relating thereto will be filed as exhibits to a report by the Company on Form 8-K, 10-Q, or 10-K, as applicable, to be filed with the Commission following the offering of such series of Pass Through Certificates.

GENERAL

     The Pass Through Certificates of each Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Trust created by the Trust Supplement pursuant to which such Pass Through Certificate is issued. The property of each Trust will include the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Trust. Each Pass Through Certificate will correspond to a pro rata share of the outstanding principal amount of the Equipment Notes and other property held in the related Trust and will be issued in denominations of $1,000 or any integral multiple of $1,000. (Sections 2.01, 2.02 and 3.01)

     Except as otherwise provided in the applicable Trust Supplement, Pass Through Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and no person acquiring an interest in Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the related Trust unless "Definitive Certificates" are issued as described below. Unless Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Pass Through Certificates -- Book-Entry Registration." (Section 3.09)

     Interest will be passed through to Certificateholders of each Trust at the rate per annum set forth on the cover page of the applicable Prospectus Supplement and will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Pass Through Certificates of each series represent interests only in the related Trust and all payments and distributions shall be made only from the related Trust Property. (Section 3.08) The Pass Through Certificates do not represent an interest in or obligation of GATC, the Pass Through Trustee, any Owner Trustee in its individual capacity, any Owner Participant or any affiliate of any thereof.

     The Basic Agreement does not and, except as otherwise described in the applicable Prospectus Supplement, the Indentures will not, include financial covenants or "event risk" provisions specifically designed to afford Certificateholders protection in the event of a highly leveraged transaction affecting GATC. However, the Certificateholders of each series will have the benefit of a lien on the specific Equipment Group securing the related Equipment Notes held in the related Trust, as discussed under the caption "Description of the Equipment Notes -- Security."

BOOK-ENTRY REGISTRATION

     Except as otherwise described in the applicable Prospectus Supplement, Pass Through Certificates will be subject to the provisions described under this caption for book-entry registration with DTC.

     DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Pass Through Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. The only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates and to receive and transmit distributions of principal of, premium, if any, and interest on the Pass Through Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Pass Through Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

     GATC understands that DTC will take any action permitted to be taken by Certificateholders only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, GATC understands that DTC will take such actions with respect to any specified percentage of the beneficial interest of Certificateholders held in each Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Neither GATC nor the Pass Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Pass Through

Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     DEFINITIVE CERTIFICATES. With respect to each Trust, the related Pass Through Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) GATC advises the Pass Through Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Pass Through Certificates and the Pass Through Trustee or GATC is unable to locate a qualified successor,
(ii) GATC, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners representing an aggregate percentage interest in such Trust of not less than a majority advise the Pass Through Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.09)

     Upon the occurrence of any event described in the immediately preceding paragraph, the Pass Through Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners. (Section 3.09)

     Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Pass Through Trustee in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders of Definitive Certificates in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained with respect to the applicable Trust. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Section 4.02)

     Definitive Certificates will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required. (Section 3.04)

     SAME-DAY SETTLEMENT AND PAYMENT. Settlement for the Pass Through Certificates will be required to be made in immediately available funds. So long as the Pass Through Certificates are registered in the name of Cede, all payments made by GATC to the Indenture Trustees, as assignees of the Owner Trustees' rights under the Leases, will be in immediately available funds and will be passed through by the Pass Through Trustee to DTC in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Pass Through Certificates will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

PAYMENTS AND DISTRIBUTIONS

     Payments received by the Pass Through Trustee of principal of, premium, if any, and interest on the Equipment Notes held in each Trust will be distributed by the Pass Through Trustee to the Certificateholders of such Trust on the date such receipt is confirmed, except in certain cases when some or all of such Equipment Notes are in default. See "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

     Payments of principal of, and interest on the unpaid principal amount of, the Equipment Notes held in each Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Notes are herein referred to as "Scheduled Payments," and the dates specified therefor in the applicable Prospectus Supplement are herein referred to as "Regular Distribution Dates"). The Pass Through Trustee of each Trust will distribute on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Pass Through Trustee on such Regular Distribution Date. Each such distribution of Scheduled Payments will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates of such Trust on the fifteenth day immediately preceding such Regular Distribution Date, subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust. Scheduled Payments of principal on the Equipment Notes held in each Trust will be set forth in the applicable Prospectus Supplement. After a partial or full prepayment or default in respect of some or all of such Equipment Notes, a Certificateholder should refer to the information with respect to the Pool Balance and the Pool Factor for such Trust reported periodically by the Pass Through Trustee. See "Description of the Pass Through Certificates -- Pool Factors" and "Description of the Pass Through Certificates -- Statements to Certificateholders."

     Payments of principal, premium, if any, and interest received by the Pass Through Trustee on account of a partial or full prepayment, if any, of the Equipment Notes held in a Trust, and payments received by the Pass Through Trustee following a default in respect of the Equipment Notes held in a Trust (including payments received by the Pass Through Trustee on account of the purchase by the related Owner Trustee of such Equipment Notes or payments received on account of the sale of such Equipment Notes by the Pass Through Trustee) ("Special Payments") will be distributed on the dates specified therefor in the applicable Prospectus Supplement (a "Special Distribution Date"). In general, the Pass Through Trustee will mail notice to the Certificateholders of record of any Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Pass Through Trustee stating such anticipated Special Distribution Date. (Section 4.02) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates of such Trust on the fifteenth day preceding such Special Distribution Date. See "Description of the Equipment Notes -- Prepayments" and "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

     The Basic Agreement requires that the Pass Through Trustee establish and maintain, for each Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. (Section 4.01) The Basic Agreement also requires that the Pass Through Trustee establish and maintain, for each Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments.

     Pursuant to the terms of the Basic Agreement, the Pass Through Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Pass Through Trustee on a Regular Distribution Date or a Special Distribution Date as appropriate. (Section 4.02)

     At such time, if any, as the Pass Through Certificates of any Trust are issued in the form of Definitive Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from the Certificate Account or the Special Payments Account of such Trust on a Regular Distribution Date or a Special Distribution Date, as appropriate, will be made by check mailed to each Certificateholder of such Trust of record on the applicable record date at its address appearing on the register maintained with respect to such Trust. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "Description of the Pass Through Certificates -- Termination of the Trusts."

     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Section 12.10)

POOL FACTORS

     Unless there has been a prepayment, or a default in respect of one or more issues of the Equipment Notes held in a Trust, as described in the applicable Prospectus Supplement or below in "Description of the Pass Through Certificates
- -- Events of Default and Certain Rights Upon an Event of Default," the Pool Factor for such Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of a partial or full prepayment or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor and Pool Balance.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust, as of any date, is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust, by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of record of such Trust on each Regular Distribution Date and Special Distribution Date.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, if any, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Trust a statement, giving effect to such distribution to be made on such Regular

Distribution Date or Special Distribution Date, if any, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates for such Trust, as to (i) and (ii) below):

      (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

      (ii) the amount of such distribution allocable to interest; and

     (iii) the Pool Balance and the Pool Factor for such Trust.

     So long as the Pass Through Certificates of any Trust are registered in the name of Cede, as nominee for DTC, on the applicable record date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such Trust on such record date. On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificate Owners. (Section 3.09)

     In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of record of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Pass Through Certificates of a Trust are issued in the form of Definitive Certificates, the Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Trust as the name and period of record ownership of such Certificateholder appears on the records of the Registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES

     The Pass Through Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes under the applicable Indenture. The Basic Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Trust. Prior to an Event of Default (as defined below) with respect to any Trust, the principal amount of the Equipment Notes held in such Trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Trust taking the corresponding position. (Sections 6.01 and 10.01)

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Basic Agreement defines an event of default with respect to a Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default will be described in the applicable Prospectus Supplement and will include events of default under the related Lease. There will be, however, no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture

Event of Default occurs in fewer than all of the Indentures related to a Trust, the Equipment Notes issued pursuant to the related Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Trust and payments of principal and interest on such Equipment Notes will continue to be distributed to the holders of the Pass Through Certificates of such Trust as originally scheduled.

     The Owner Trustee and the Owner Participant under each Indenture will have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default with respect to the related Trust or Trusts will be deemed to be cured.

     The Basic Agreement provides that, as long as an Indenture Event of Default under any Indenture relating to Equipment Notes held in a Trust shall have occurred and be continuing, the Pass Through Trustee of such Trust may vote all of the Equipment Notes issued under such Indenture that are held in such Trust, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, shall vote not less than a corresponding majority of such Equipment Notes in favor of directing the related Indenture Trustee to declare the unpaid principal amount of all Equipment Notes issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Basic Agreement also provides that, if an Indenture Event of Default under any Indenture relating to Equipment Notes held in a Trust shall have occurred and be continuing, the Pass Through Trustee of such Trust may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, subject to certain conditions, vote all of the Equipment Notes issued under such Indenture that are held in such Trust in favor of directing the related Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Sections 6.01 and 6.04)

     As an additional remedy, if an Indenture Event of Default shall have occurred and be continuing, the Basic Agreement provides that the Pass Through Trustee of a Trust holding Equipment Notes issued under such Indenture may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, sell all or part of such Equipment Notes for cash to any person. (Sections 6.01 and 6.02) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of each Trust, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Pass Through Trustee sells any such Equipment Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against GATC, the related Owner Trustee, the related Owner Participant or the Pass Through Trustee. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Event of Default existed with respect thereto.

     Any amount distributed to the Pass Through Trustee of any Trust by the Indenture Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Event of Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Indenture, the related Owner Trustee exercises its option, if any, to purchase the outstanding Equipment Notes issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee to the Pass Through Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the

Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds held by the Pass Through Trustee in the Special Payments Account for such Trust representing either payments received with respect to any Equipment Notes held in a Trust following an Indenture Event of Default or proceeds from the sale by the Pass Through Trustee of any such Equipment Notes, shall, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Government Investments pending the distribution of such funds on a Special Distribution Date. Permitted Government Investments are defined as being obligations of the United States and agencies thereof maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Sections 4.01 and 4.04)

     The Basic Agreement provides that the Pass Through Trustee of each Trust shall, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Pass Through Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Certificateholders. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any Event of Default with respect to a Trust as specified above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Section 7.02)

     The Basic Agreement contains a provision entitling the Pass Through Trustee of each Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Pass Through Certificates of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders. (Section 7.03)

     In certain cases, the holders of Pass Through Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all Pass Through Certificates of such Trust waive any past default or Event of Default with respect to such Trust and thereby annul any direction given by the Pass Through Trustee on behalf of such holders to the related Indenture Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any such payment, (ii) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, and (iii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. In the event of a waiver with respect to a Trust as described above, the principal amount of the Equipment Notes issued under the related Indenture held in such Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Equipment Notes required to waive a default or an Indenture Event of Default under such Indenture. Therefore, if the Certificateholders of a Trust waive a past default or Event of Default such that the principal amount of the Equipment Notes held in such Trust constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture shall be waived. For a discussion of waivers of Indenture Events of Default under the Indentures, see "Description of the Equipment Notes -- Indenture Events of Default and Remedies."

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting GATC and the Pass Through Trustee of each Trust to enter into supplemental trust agreements, without the consent of the holders of any of the Pass Through Certificates of such Trust, (i) to evidence the succession of another corporation to GATC and the assumption by such corporation of GATC's obligations under the Basic Agreement and the applicable Trust Supplement, (ii) to add to the covenants of GATC for the benefit of the holders of such Pass Through Certificates, (iii) to cure any ambiguity, to correct any manifest error or to correct or supplement any defective or inconsistent provision of such Basic Agreement, the applicable Trust Supplement or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interest of the holders of such Pass Through Certificates, (iv) to evidence and provide for a successor Trustee for some or all of the Trusts, or (v) to make any other amendments or modifications which shall only apply to Pass Through Certificates of one or more series to be issued thereafter. (Section 9.01)

     The Basic Agreement also contains provisions permitting GATC and the Pass Through Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of such Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Pass Through Certificate of such Trust, or make distributions payable in coin or currency other than that provided for in such Pass Through Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement. (Section 9.02)

MODIFICATION AND CONSENTS AND WAIVERS UNDER THE INDENTURES AND RELATED
AGREEMENTS

     In the event that the Pass Through Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, Lease or other document relating to such Equipment Notes, which requires the consent of the Certificateholders of such Trust, the Pass Through Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Trust as of the date of such notice. The Pass Through Trustee shall request instructions from the Certificateholders of such Trust as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee shall vote or consent with respect to such Equipment Notes in such Trust in the same proportion as the Pass Through Certificates of such Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such Trust shall have occurred and be continuing, the Pass Through Trustee, subject to the voting instructions referred to under "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default," may in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee to which such consent relates. (Section 10.01)

TERMINATION OF THE TRUSTS

     The obligations of GATC and the Pass Through Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Pass Through Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination. (Section 11.01)

DELAYED PURCHASE

     In the event that, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will hold the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested in Specified Investments at the direction and risk of, and for the account of, GATC. Earnings on Specified Investments in the escrow account for each Trust will be paid to GATC periodically, and GATC will be responsible for any losses realized on such Specified Investments. (Section 2.02)

     On the Regular Distribution Date occurring after the issuance of such Pass Through Certificates, GATC will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Notes which are purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Notes by the Pass Through Trustee. (Section 2.02)

     To the extent that Equipment Notes are not purchased by the Pass Through Trustee on or prior to the date specified in the applicable Prospectus Supplement, the unexpended proceeds from the sale of such Pass Through Certificates, together with interest thereon at the rate applicable to such Pass Through Certificates, will be distributed to the holders of such Pass Through Certificates as a Special Payment.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     GATC will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless any successor or transferee corporation shall be a corporation organized and existing under the laws of the United States or any state or the District of Columbia and shall expressly assume all the obligations of GATC contained in the Basic Agreement, the Participation Agreements and the Leases, and both immediately prior to and after giving effect to such consolidation, merger or transfer, no Lease Event of Default shall have occurred and be continuing. (Section 5.02)

THE PASS THROUGH TRUSTEE

     Unless otherwise specified in the applicable Prospectus Supplement, The First National Bank of Chicago will be the Pass Through Trustee for each of the Trusts. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Section 7.05) With certain exceptions, the Pass Through Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Section 7.04) Unless otherwise specified in a Prospectus Supplement, The First National Bank of Chicago will also be the Indenture Trustee of the Indentures under which the Equipment Notes are issued.

     The Pass Through Trustee may resign with respect to any or all of the Trusts at any time, in which event GATC will be obligated to appoint a successor trustee. If the Pass Through Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, GATC may remove such Trustee. In addition, any holder of Pass Through Certificates of such Trust for at least six months may in such circumstances, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Pass Through Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.09) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

     The Basic Agreement provides that GATC will pay the Pass Through Trustee's fees and expenses and will indemnify the Pass Through Trustee in accordance with the Participation Agreement with respect to certain taxes. To the extent not indemnified by GATC with respect to such taxes, the Pass Through Trustee may be entitled to be reimbursed by the applicable Trust. (Section 7.07)

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summaries will apply to the Equipment Notes, the Indenture, the Lease and the Participation Agreement relating to each Equipment Group. Additional provisions with respect to the Equipment Notes, the Indentures, the Leases and the Participation Agreements relating to any particular Equipment Group will be described in the applicable Prospectus Supplement.

GENERAL

     Each Equipment Note issued under the same Indenture will relate to a single Equipment Group. The Equipment Notes with respect to each Equipment Group will be issued under a separate Indenture between the related Owner Trustee of a trust for the benefit of the Owner Participant which is the beneficial owner of such Equipment Group and the related Indenture Trustee.

     Each Owner Trustee will lease an Equipment Group to GATC pursuant to a separate Lease between such Owner Trustee and GATC. GATC will be obligated to make or cause to be made rental and other payments to the related Owner Trustee under such Lease in respect of such Equipment Group in amounts that will be at least sufficient to pay when due all payments required to be made on the Equipment Notes issued with respect to such Equipment Group. The Equipment Notes will not be, however, direct obligations of, or guaranteed by, GATC. GATC's rental obligations under each Lease will be general obligations of GATC.

PRINCIPAL AND INTEREST PAYMENTS

     Interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a Business Day, such payment may be made on the next succeeding Business Day without any additional interest.

PREPAYMENTS

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Notes may be prepaid or purchased, the premium (if any) related to certain prepayments or purchases and other terms applying to prepayments or purchases of such Equipment Notes.

SECURITY

     The Equipment Notes issued with respect to each Equipment Group will be secured by (i) an assignment by the related Owner Trustee to the related Indenture Trustee of such Owner Trustee's rights (except for certain limited rights described in the Prospectus Supplement) under the Lease with respect to such Equipment Group, including the right to receive payments of rent thereunder and (ii) a perfected security interest to such Indenture Trustee in such Equipment Group, subject to the rights of GATC under such Lease. The Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Equipment Group will not be secured by any other Equipment Group or the Lease related thereto. Unless and until an Indenture Event of Default with respect to an Equipment Group has occurred and is continuing, the Indenture Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder.

     GATC will be required to file each Indenture, any indenture supplement, each Lease and any lease supplement with respect to each Equipment Group under the Interstate Commerce Act and will be further required to deposit such documents with the Registrar General of Canada under the Railway Act of Canada and to publish notice of such deposit in accordance with such Act. Such Interstate Commerce Act filing gives the Indenture Trustee a perfected security interest in each Equipment Unit in such Equipment Group whenever it is located in the United States and in the Lease. Such deposit and publication in Canada will be done in order to protect the lien of the Indenture Trustee in and to the Lease and the Equipment Units created by the Indenture in Canada or any province or territory thereof, to the extent provided for in the Railway Act of Canada.

     Each Equipment Unit may be operated by GATC or, subject to certain limitations, under sublease or interchange arrangements in the United States, Canada or Mexico. The extent to which the Indenture Trustee's security interest would be recognized in an Equipment Unit located in countries other than the United States is uncertain.

     Funds, if any, held from time to time by the Indenture Trustee with respect to any Equipment Units, including funds held as the result of the loss or destruction of such Equipment Units or termination of the Lease relating thereto, will be invested and reinvested by such Indenture Trustee, at the direction of GATC (except in the case of a Lease Event of Default under the applicable Lease), in Specified Investments. GATC will pay the amount of any loss resulting from any such investment directed by it.

LIMITATION OF LIABILITY

     The Equipment Notes will not be direct obligations of, or guaranteed by, GATC or the Owner Trustees. None of the Owner Trustees, the Owner Participants or the Indenture Trustees, or any affiliates thereof, shall be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Indenture Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Equipment Group (other than payments made in connection with an optional prepayment or purchase by the related Owner Trustee) will be made only from the assets subject to the lien of the Indenture with respect to such Equipment Group or the income and proceeds received by the related Indenture Trustee therefrom (including rent payable by GATC under the Lease with respect to such Equipment Group).

     Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own wilful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Indenture Trustees or to any holder of any Equipment Note.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

     The applicable Prospectus Supplement will describe the Indenture Events of Default under the related Indentures, the remedies that the Indenture Trustee may exercise with respect to the related Equipment Group, either at its own initiative or upon instruction from holders of the related Equipment Notes, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. There will be no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default under any other Indenture.

     In the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the related Equipment Group is owned by an Owner Trustee in trust, such Equipment Group and the Lease and the Equipment Notes related thereto might become part of the bankruptcy proceeding. In such event, payments on such Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and the related Equipment Group. In addition, in the event of an Owner Participant bankruptcy, the estate might seek court approval to reject the related Lease as an executory contract. Such a Lease rejection, if successful, would leave the Indenture Trustee as a secured creditor in respect of the related Equipment Group with a claim for damages against the estate.

THE LEASES

     TERM AND RENTALS. Each Equipment Group will be leased separately by the related Owner Trustee to GATC for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Equipment Notes issued with respect to such Equipment Group unless previously terminated as permitted by the related Lease. The basic rental payments by GATC under each Lease will be payable on the dates specified in the applicable Prospectus Supplement, and will be assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Equipment Notes issued under such Indenture. Although in certain cases the basic rental payments under the Leases may be adjusted, under no circumstances will rental payments be less than the scheduled payments of principal and interest on the Equipment Notes issued under the Indenture relating to such Lease. The balance of any basic rental payments under each Lease, after payment of the scheduled principal and interest on the Equipment Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. GATC's obligation to pay rent and to cause other payments to be made under each Lease will be a general obligation of GATC.

     NET LEASE. GATC's obligations in respect of each Equipment Group will be those of a lessee under a "net lease." Accordingly, GATC will be obligated, at its cost and expense, to maintain, repair and keep each Equipment Unit in an Equipment Group in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations and consistent with maintenance practices used by GATC in respect of equipment owned or leased by GATC similar in type to such Equipment Unit. Subject to certain exceptions, GATC will, at its expense, make all alterations, replacements or modifications required to be made by the Association of American Railroads, the United States Department of Transportation, or any other United States, state or local governmental agency. GATC reserves the right to contest the validity or applicability of any required alterations, replacements or modifications. GATC shall have the right to make alterations, modifications and improvements with respect to each Equipment Unit in an Equipment Group, provided that no such alteration, modification or improvement shall diminish the fair market value, utility or remaining economic useful life of such Unit.

     INSURANCE. Unless waived or otherwise excused by the terms of any Lease, GATC will be required to procure from reputable insurance companies, property damage and public liability insurance, and, subject to certain limited exceptions, maintain such insurance in such amounts and for such risks and with such insurance companies and subject to such deductibles and self insurance no less comprehensive in amounts and against risks customarily insured against by GATC in respect of equipment owned or leased by it similar in type to the Equipment Units and consistent with prudent industry standards for companies engaged in full service leasing of railcars, if any.

     LEASE EVENTS OF DEFAULT; REMEDIES. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Lease, the remedies that the Owner Trustee, or Indenture Trustee as assignee of the Owner Trustee, may exercise with respect to an Equipment Group, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

     Lease Events of Default under each Lease will include, among other things,
(a) failure by GATC to make rental payments under the Lease, (b) failure to maintain insurance as required by the Lease, (c) use of the Equipment Group in contravention of the Lease, (d) breach of any representation or warranty made by GATC in the Lease or in the related Participation Agreement and (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of GATC. Upon the occurrence of a Lease Event of Default under any Lease, the related Indenture Trustee, as assignee of the related Owner Trustee's rights under such Lease, will be entitled to repossess the Equipment Units and use or sell such Equipment Units free and clear of GATC's rights therein.

     If GATC were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, GATC or its bankruptcy trustee could reject any or all Leases to which it is a party. In such event, there could be no assurance that the amount of any claim for damages under such Leases that would be allowed in such bankruptcy case would be in an amount sufficient to provide for the repayment of the related Equipment Notes. In any case, rejection of a Lease by GATC or its bankruptcy trustee would not deprive the related Indenture Trustee of its security interest in the related Equipment Group.

     GATC is not a railroad, and the protections against the automatic stay in bankruptcy under Section 1168 of the Bankruptcy Code which are granted to lessors, conditional vendors and purchase money financiers of rolling stock to a common carrier by railroad will not be available to an Indenture Trustee upon the occurrence of a Lease Event of Default.

THE PARTICIPATION AGREEMENTS

     GATC will be required to indemnify each Owner Participant, each Owner Trustee, each Indenture Trustee and the Pass Through Trustee for certain losses and claims and for certain other matters. Each Owner Participant will be required to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture that arise out of any act of or failure to act by or claim against such Owner Participant. Subject to certain restrictions, each Owner Participant may transfer its interest in the related Equipment Group.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may be purchased by an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A fiduciary of a Plan must determine that the purchase of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion by GATC of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion below does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, dealers in securities, financial institutions or foreign investors) may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Pass Through Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates, including the advisability of making any election discussed below. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Trusts will not be indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on any Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust.

     Mayer, Brown & Platt, counsel to GATC, has advised GATC that, in its opinion, based upon its interpretation of analogous authorities under currently applicable law, the Trusts will not be classified as associations taxable as corporations, but, rather will be classified as grantor trusts under subpart E,
Part I of Subchapter J of the Code, and that each Certificateholder of a Trust will be treated as the owner of a pro rata undivided interest in each of the Equipment Notes or any other property held in such Trust.

GENERAL

     GATC believes that each Certificateholder in a Trust will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes or any other property held in such Trust, in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the Pass Through Trustee of such Trust. A Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by such Trustee, whichever is earlier.

     A purchaser of a Pass Through Certificate will be treated as purchasing an interest in each Equipment Note and any other property in a Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Notes and other property in proportion to their fair market values at the time of purchase of such Pass Through Certificate. GATC believes that at the time of formation of a particular Trust, the purchase price paid for a Pass Through Certificate with respect to such Trust by an original purchaser of a Pass Through Certificate will be allocated among the Equipment Notes in such Trust in proportion to their respective principal amounts. The portion of such Certificateholder's purchase price allocated to each Equipment Note will constitute such Certificateholder's initial tax basis in such Equipment Note.

SALES OF PASS THROUGH CERTIFICATES

     A Certificateholder's tax basis in a Pass Through Certificate will equal its cost of such Pass Through Certificate, reduced by any amortized premium (as described below) and any payments other than interest made on such Pass Through Certificate and increased by any market discount or original issue discount included in the Certificateholder's income. A Certificateholder that sells a Pass Through Certificate will recognize gain or loss (in the aggregate) in an amount equal to the difference between its adjusted tax basis in the Pass Through Certificate and the amount realized on the sale (except to the extent attributable to accrued interest, which should be taxable as interest income) and, if an Equipment

Note or other asset of the related Trust is disposed of, or an Equipment Note of the related Trust is prepaid, a Certificateholder will recognize gain or loss (in the aggregate) in an amount equal to the difference between such Certificateholder's adjusted tax basis in such Equipment Note or other asset and the Certificateholder's pro rata portion of the amount realized on the disposition by the Trust or upon such prepayment (except to the extent attributable to accrued interest, which should be taxable as interest income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss if the Pass Through Certificate was held as a capital asset and, if the Pass Through Certificate was held for more than one year, will be long-term capital gain or loss to the extent the Equipment Notes have been held by a Trust for more than one year. Any long-term capital gains realized will be taxable under current law to corporate taxpayers at the rates applicable to ordinary income, and to individual taxpayers at a maximum marginal rate of 28%. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

MARKET DISCOUNT

     A purchaser of a Pass Through Certificate will be considered to have acquired an interest in an Equipment Note held in a Trust at a "market discount" to the extent the remaining principal amount of such Equipment Note allocable to the Pass Through Certificate exceeds the Certificateholder's tax basis allocable to such Equipment Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificateholder will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to its interest in the Equipment Note.

     In the case of a sale or other disposition of a Certificateholder's interest in an Equipment Note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale or disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the interest was held by such Certificateholder. In addition, a disposition of a Certificateholder's interest in an Equipment Note by gift (and in certain other circumstances), could result in the recognition of market discount income, computed as if such Note had been sold for its fair market value.

     In the case of a partial principal payment on a Certificateholder's interest in an Equipment Note subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such interest was held by such Certificateholder. The amount of any accrued market discount later required to be included in income upon a disposition or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Equipment Notes), the manner in which market discount is to be accrued will be described in Treasury regulations that have yet to be issued. Until such Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of such obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows: (1) for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any accrual period, and (2) for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation as of the beginning of such period.

     Under Section 1277 of the Code, if in any taxable year interest paid or accrued by a Certificateholder on indebtedness incurred or continued to purchase or carry its interest in an Equipment Note subject to the market discount rules exceeds the interest (including OID) currently includible in income with respect to such interest in an Equipment Note, deduction of such interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

     Section 1278 of the Code allows a taxpayer to make an election to include market discount in its gross income currently. If such election is made, the rules of Sections 1276 and 1277 (described above) will not apply to the taxpayer.

     Due to the complexity of the market discount rules, prospective Certificateholders are advised to consult their tax advisors as to the applicability and operation of the market discount rules as they may apply to a Certificateholder's interest in the Equipment Notes held by a Trust.

PREMIUM

     A Certificateholder will generally be considered to have acquired an interest in an Equipment Note at a premium to the extent the Certificateholder's tax basis allocable to such interest exceeds the remaining principal amount of the Equipment Note allocable to such interest. In that event, a Certificateholder who holds a Pass Through Certificate as a capital asset may amortize that premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in the Certificateholder's tax basis in its interest in the Equipment Note if an election under Section 171 of the Code is or has been made with respect to all debt instruments held by the taxpayer (including the Pass Through Certificates). Generally, such amortization is on a constant yield basis. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on such obligations (see the discussion of market discount above).

     In the case of obligations which may be called at a premium prior to maturity, amortizable bond premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificateholders are urged to consult their own tax advisors as to the amount of any amortizable premium and the advisability of making the election.

BACKUP WITHHOLDING

     Payments made on the Pass Through Certificates and proceeds from the sale of the Pass Through Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under Section 6049(b)(4) of the Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax.

                             CERTAIN ILLINOIS TAXES

     Mayer, Brown & Platt has advised GATC that, in its opinion, under existing Illinois law as of the date hereof (i) the Trusts will not be classified as associations taxable as corporations for purposes of franchise and income taxation by the State of Illinois or any political subdivision thereof; (ii) Certificateholders will be treated as the owners of undivided interests in the assets of the Trusts for purposes of franchise and income taxation by the State of Illinois and any political subdivision thereof; (iii) the Trusts will not be subject to taxation or any other governmental fee or charge by the State of Illinois or any political subdivision thereof; (iv) neither the Equipment Notes nor the Pass Through Certificates will be subject to ad valorem taxation or any other tax on intangible property by the State of Illinois or any political subdivision thereof; (v) neither the delivery of the Equipment Notes to the Trusts nor the acquisition, ownership or disposition of the interest of any Certificateholder in any Pass Through Certificate will be subject to any sales, use or transfer taxes imposed by the State of Illinois or any political subdivision thereof; and (vi) a Certificateholder will not be subject to taxation or any governmental fee or charge by the State of Illinois or any political subdivision thereof, if a Certificateholder (a) is not a resident of the State of Illinois, or otherwise subject to any tax, governmental charge or fee imposed by the State of Illinois or any political subdivision thereof, (b) does not otherwise have part of its receipt or income includible (either directly or indirectly) in a tax return filed by a Certificateholder (or an affiliate of the Certificateholder) in the State of Illinois, and (c) would not be subject to taxation or any governmental fee or charge by the State of Illinois if, instead of owning said Pass Through Certificates, the Certificateholder owned its share of the assets of a Trust directly.

     Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for the distribution to the Certificateholders of such Trust. In general, should a Certificateholder or a Trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                              PLAN OF DISTRIBUTION

     The Company may sell the Pass Through Certificates being offered hereby:
(i) through agents, (ii) to or through underwriters, (iii) through dealers, (iv) directly to purchasers or (v) through a combination of any such methods of sale.

     The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, or (ii) at market prices prevailing at the time of sale, or
(iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

     Offers to purchase the Pass Through Certificates may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Pass Through Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Pass Through Certificates in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Pass Through Certificates in respect of which this Prospectus is delivered, the Company or the Pass Through Trustee, as the case may be, will sell such Pass Through Certificates to the dealer, as principal. The dealer may then resell such Pass Through Certificates to the public at varying prices to be determined by such dealer at the time of resale.

     Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of the Pass Through Certificates will be passed upon for GATC by Mayer, Brown & Platt, Chicago, Illinois, and for any underwriters or agents, by Winston & Strawn, Chicago, Illinois. Both Mayer, Brown & Platt and Winston & Strawn will rely on the opinion of the Law Department of The First National Bank of Chicago, as to basic matters relating to the authorization, execution and delivery of the Pass Through Certificates under the Basic Agreement.

                                    EXPERTS

     The consolidated financial statements and related schedules of GATC appearing in GATC's Annual Report (Form 10K) for the year ended December 31, 1992, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX I

                           GLOSSARY OF CERTAIN TERMS

     The following is a glossary of certain terms used in this Prospectus relating to the Pass Through Certificates. The definitions of terms used in this glossary that are also used in the Basic Agreement, Trust Supplements, Indentures, Leases or Participation Agreements are qualified in their entirety by reference to the definitions of such terms contained therein. Additional terms or changes in the terms defined below may appear in the applicable Prospectus Supplement.

     "Basic Agreement" means the Pass Through Trust Agreement, dated as of August 1, 1992, between GATC and the Pass Through Trustee.

     "Business Day," when used with respect to the Pass Through Certificates of any series, means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in New York, New York, Chicago, Illinois or a city and state in which the Pass Through Trustee or any related Indenture Trustee maintains its Corporate Trust Office are authorized or obligated by law, regulation or executive order to be closed.

     "Certificate Account" means the one or more non-interest-bearing accounts established and maintained by the Pass Through Trustee pursuant to the Basic Agreement on behalf of the Certificateholders of each Trust for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust.

     "Certificate Owner" means a person acquiring an interest in a Pass Through Certificate registered in the name of Cede & Co. as the nominee of The Depositary Trust Company.

     "Certificateholder" means the Person in whose name a Pass Through Certificate is registered.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Equipment Group" means all the railcars (which may include various types or categories of standard gauge rolling stock) leased by an Owner Trustee to GATC pursuant to a Lease.

     "Equipment Notes" means the equipment notes issued on a nonrecourse basis by the Owner Trustees to the Indenture Trustees under the Indentures.

     "Equipment Units" or "Units" means an individual railcar.

     "Event of Default" means, with respect to the Equipment Notes held in any Trust, the occurrence and continuance of an Indenture Event of Default under one or more of the related Indentures.

     "Indenture" means each of the separate trust indenture and security agreements entered into from time to time between an Owner Trustee and a Indenture Trustee with respect to the issuance of Equipment Notes, as such agreement may be amended or supplemented in accordance with its respective terms.

     "Indenture Event of Default" means each of the events designated as an event of default in an Indenture, as described in the applicable Prospectus Supplement.

     "Indenture Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as indenture trustee under such Indenture, and any successor to such Indenture Trustee as such trustee.

     "Lease" means each of the lease agreements entered into with respect to an Equipment Group between an Owner Trustee and GATC, as each such lease agreement may from time to time be amended or supplemented.

     "Lease Event of Default" means each of the events designated as an event of default in a Lease, as described in the applicable Prospectus Supplement.

     "Owner Participant" means each of the owner participants for whose benefit an Owner Trustee owns an Equipment Group leased to GATC pursuant to a Lease and its permitted successors and assigns.

     "Owner Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto or the Lease related thereto, means the "Owner Trustee" referred to in the applicable Indenture, not in its individual capacity but solely as trustee; and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the applicable Indenture, Lease or Participation Agreement.

     "Participation Agreement" when used with respect to any Equipment Note, means the agreement to which GATC and the Pass Through Trustee are parties, providing for, among other things, the purchase of Equipment Notes by the Pass Through Trustee.

     "Pass Through Certificate" means each of the Pass Through Certificates to be issued by each of the Trusts pursuant to the Basic Agreement and the related Trust Supplement.

     "Pass Through Trustee" means, unless otherwise specified in a Prospectus Supplement, The First National Bank of Chicago, in its capacity as Pass Through Trustee under each Trust, and each other person which may from time to time act as successor Pass Through Trustee under such Trust.

     "Pool Balance" means, for each Trust, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     "Pool Factor" means, for each Trust, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the aggregate original principal amount of such Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     "Regular Distribution Date" means the dates specified in the applicable Prospectus Supplement.

     "Scheduled Payment" means each payment of interest or principal on an Equipment Note scheduled to be received by the Pass Through Trustee on the Regular Distribution Dates specified in the applicable Prospectus Supplement.

     "Special Distribution Date" means each date on which a Special Payment will be distributed, as specified in the applicable Prospectus Supplement.

     "Special Payment" means (i) any payment of principal, premium, if any, and interest resulting from the prepayment or purchase of an Equipment Note held in a Trust, (ii) any payment of principal and interest (including any interest accruing upon default) on or any other amount in respect of an Equipment Note held in a Trust upon an Indenture Event of Default in respect of, or upon acceleration relating to, such Equipment Note, (iii) any payment of principal, premium, if any, and interest on an Equipment Note which is not in fact paid within five days of a Regular Distribution Date, (iv) any proceeds from the sale of any Equipment Note upon an Event of Default, or (v) the amounts available for distribution from a Trust as a result of the failure to apply such amounts to the purchase of Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement.

     "Special Payments Account" means the one or more accounts established and maintained by the Pass Through Trustee pursuant to the Basic Agreement on behalf of the Certificateholders of each Trust for the deposit of payments representing Special Payments on the Equipment Notes held in such Trust.

     "Specified Investments" when used with respect to any Trust, means, unless otherwise specified in the related Prospectus Supplement, (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States of America is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including any Indenture Trustee or Owner Trustee if such conditions are met) and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iii) above; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase Federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

     "Trust" means each of the General American Transportation Corporation Pass Through Trusts to be formed pursuant to the Basic Agreement and a Trust Supplement.

     "Trust Supplement" means each of the Pass Through Trust Supplements between GATC and the Pass Through Trustee, pursuant to each of which a Trust is formed and a series of Pass Through Certificates is issued to evidence fractional undivided ownership interests in the Trust Property held in such Trust.

     "Trust Property" means the Equipment Notes held as the property of a Trust and all funds from time to time deposited in the related Certificate Account, the related Special Payments Account and any other account maintained as a part of such Trust, including any proceeds from the sale by the Pass Through Trustee of any such Equipment Note in connection with an Event of Default.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 16, 1994
PROSPECTUS

$650,000,000                                                              [LOGO]

GENERAL AMERICAN TRANSPORTATION
CORPORATION

DEBT SECURITIES

General American Transportation Corporation, a New York corporation ("GATC" or the "Company") may offer from time to time, in one or more series, up to $650,000,000 aggregate principal amount (or the equivalent in foreign currencies or currency units) of its debt securities ("Debt Securities"), on terms to be determined at the time the Debt Securities are offered for sale. Unless otherwise provided in a Prospectus Supplement, the Debt Securities of any series may be represented by a single global certificate registered in the name of a depository's nominee and, if so represented, beneficial interests in the global certificate will be shown on, and transfers thereof will be effected only through, records maintained by the depository and its participants. Debt Securities may be offered for sale directly to purchasers and may also be offered through underwriters, dealers or agents. The names of any underwriters or agents and any compensation to such underwriters or agents will be set forth in the Prospectus Supplement.

The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, currencies in which such Debt Securities are issued or payable, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, whether the Debt Securities are issuable in registered form or bearer form or both, whether any series of the Debt Securities will be represented by a single global certificate, any terms for redemption or for sinking fund payments, whether the Debt Securities are convertible into Debt Securities of a different series, the initial public offering price, the net proceeds to the Company from the sale of the Debt Securities and any other specific terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is February   , 1994

                             AVAILABLE INFORMATION

     General American Transportation Corporation, a New York corporation ("GATC" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by GATC with the Commission can be inspected and copied at the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. GATC has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

     GATC's Annual Report on Form 10-K for the year ended December 31, 1992, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993, respectively, and its Current Report on Form 8-K dated July 28, 1993 heretofore filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference.

     All documents filed by GATC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

     GATC will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless specifically incorporated therein). Requests for such documents should be directed to General American Transportation Corporation, 500 West Monroe Street, Chicago, Illinois 60661-3676, Attention: Secretary (telephone 312-621-6200).

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of Debt Securities will be added to the general funds of the Company and may be used to repay the Company's outstanding short-term borrowings and long-term debt. The proceeds may also be used to finance capital expenditures, to finance acquisitions, or to make advances to GATX Corporation ("GATX"), of which the Company is a wholly owned subsidiary. In addition, the proceeds may be used for other corporate purposes or as may be described in the Prospectus Supplement. The Company has not allocated a specific portion of the proceeds for any particular use at this time. Pending such use, the net proceeds may be temporarily invested in short-term securities.

                                  THE COMPANY

     GATC is a wholly owned subsidiary of GATX Corporation and is principally engaged in railcar leasing and management. GATX Terminals Corporation ("Terminals"), a wholly owned subsidiary of the Company, is engaged in the operation of public bulk liquid terminals and domestic pipeline systems. The Company is the largest lessor of railroad tank cars in the United States, and Terminals is one of the largest independent operators of public bulk liquid terminals in the world. The principal offices of the Company are located at 500 West Monroe Street, Chicago, Illinois 60661-3676 (telephone: (312) 621-6200).

     The Company leases specialized railcars, primarily tank cars and to a lesser extent Airslide(R) covered hoppers and plastic pellet cars, under full service leases. The Company's railcars have a useful life of approximately 30 to 33 years. The average age of the railcars in the Company's fleet is approximately 15 years. The Company's customers typically lease new equipment for a term of five years or longer, whereas renewals or leases of used cars are typically for periods ranging from less than a year to seven years with an average lease term of about three years. Under its full service leases, the Company maintains and services its railcars, pays ad valorem taxes and provides many ancillary services.

     Terminals is engaged in the storage, handling and intermodal transfer of petroleum and chemical commodities at key points in the bulk liquid distribution chain. Terminals owns and operates terminals in the United States and the United Kingdom; Terminals also has joint venture interests in facilities in Europe and the Pacific Rim. All of its terminals are located near major distribution and transportation points and most are capable of receiving and shipping bulk liquids by ship, rail, barge and truck. Many of the terminals are also linked with major interstate pipelines. In addition to storing, handling and transferring bulk liquids, Terminals also provides blending and testing services at most of its facilities.

RELATIONSHIP WITH GATX

     All of the Company's outstanding common stock is owned by GATX. GATX is also the parent of American Steamship Company, a shipping company which operates self-unloading vessels on the Great Lakes, GATX Logistics, Inc., which provides distribution and logistics support services throughout North America and develops and operates warehouses, and GATX Financial Services, which through its principal subsidiary, GATX Capital Corporation as well as its subsidiaries and joint ventures, arranges and services the financing of equipment and other capital assets on a worldwide basis.

     GATX will not guarantee the Debt Securities and does not guarantee any other indebtedness of the Company. The Company, in the normal course of business, pays dividends to GATX to provide for GATX's normal operating expenses. Additional amounts have been advanced to GATX from time to time for general corporate purposes, the redemption of GATX preferred stock and the retirement of debt. In addition, GATX may make advances to subsidiaries of the Company in the normal course of business. These advances have no fixed maturity date.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, including any additional covenants or changes to existing covenants relating to such series, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.

     The Debt Securities are to be issued under an Indenture, dated as of October 1, 1987, as supplemented (the "Debt Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Debt Trustee"). The following summaries of certain provisions of the Debt Securities and the Debt Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Debt Securities and the Debt Indenture, including the definitions therein of certain terms. Particular sections of the Debt Indenture which are relevant to the discussion are cited parenthetically. Wherever particular sections or defined terms of the Debt Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Debt Indenture.

GENERAL

     The Debt Indenture does not limit the amount of Debt Securities which can be issued thereunder or the amount of debt which may otherwise be incurred by the Company, and additional debt securities may be issued under the Debt Indenture up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms, if applicable, of the particular series of Debt Securities being offered thereby: (i) the title of the Debt Securities of the series; (ii) any limit upon the aggregate principal amount of the Debt Securities of the series; (iii) the date or dates on which the principal of the Debt Securities of the series will be payable; (iv) the rate or rates (or manner of calculation thereof), if any, at which the Debt Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Debt Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Debt Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) the denominations in which Debt Securities of the series shall be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (ix) whether the Debt Securities of the series will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of Debt Securities in bearer form ("bearer Debt Securities") and whether and the terms upon which bearer Debt Securities will be exchangeable for Debt Securities in registered form ("registered Debt Securities") and vice versa; (x) any provisions relating to the conversion of Debt Securities of the series into Debt Securities of a different series; (xi) whether and under what circumstances the Company will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (xii) the currencies in which payments of interest, premium or principal are payable with respect to such Debt Securities; (xiii) whether the Debt Securities of any series will be issued as one or more Global Securities;
(xiv) whether Debt Securities of the series will be issuable in Tranches; and
(xv) any additional provisions or other terms not inconsistent with the provisions of the Debt Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series. (Section 2.01 and 2.02) To the extent not described herein, principal and interest, if any, will be payable, and the Debt Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series. "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

     Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness. There are no covenants or "event risk" provisions contained in the Debt Indenture that may afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.

     Debt Securities of any series may be issued as registered Debt Securities or bearer Debt Securities or both as specified in the terms of the series. Additionally, Debt Securities of any series may be represented by a single global note registered in the name of a depository's nominee and, if so represented, beneficial interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants. Unless otherwise indicated in the Prospectus Supplement, Debt Securities will be issued in the denomination of $1,000 and integral multiples thereof and bearer Debt Securities will not be offered, sold, resold or delivered to U.S. persons in connection with their original issuance. Debt Securities of any series may be denominated in and payments of principal and interest may be made in United States dollars or any other currency, including composite currencies such as the European Currency Unit. For purposes of this Prospectus, "U.S. person" means a citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Debt Indenture, interest on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of the Company located outside of the United States and its possessions. (Section 2.05(c)) The Company will maintain such an agency for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside of the United States and its possessions to which the bearer Debt Securities and coupons related thereto may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.04)

     Bearer Debt Securities and the coupons related thereto will be transferable by delivery. (Section 2.08(f))

     If appropriate, United States federal income tax consequences applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

BOOK-ENTRY REGISTRATION

     If the Prospectus Supplement so indicates, the Debt Securities will be represented by one or more certificates (the "Global Securities"). The Global Securities representing Debt Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or other successor depository appointed by the Company (DTC or such other depository is herein referred to as the "Depository") and registered in the name of the Depository or its nominee. Debt Securities represented by a Global Security will not be issuable in definitive form.

     DTC currently limits the maximum denomination of any single Global Security to $150,000,000. Therefore, for purposes hereof, "Global Security" refers to the Global Security or Global Securities representing the entire issue of Debt Securities of a particular series.

     DTC has advised the Company and any underwriters, dealers or agents named in the Prospectus Supplement as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the

New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance by the Company of Debt Securities represented by a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited shall be designated by the underwriters, dealers or agents. Ownership of beneficial interests in the Global Security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Debt Securities represented by the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of participants in DTC), or by participants in DTC or persons that may hold interests through such participants (with respect to persons other than participants in DTC). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

     So long as the Depository for the Global Security, or its nominee, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Debt Indenture. Except as provided below, owners of beneficial interests in Debt Securities represented by the Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Debt Indenture.

     Payments of principal of and interest, if any, on the Debt Securities represented by the Global Security registered in the name of DTC or its nominee will be made by the Company through the Debt Trustee under the Debt Indenture or a paying agent (the "Paying Agent"), which may also be the Debt Trustee under the Debt Indenture, to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Debt Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been advised that DTC, upon receipt of any payment of principal or interest in respect of a Global Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company expects that payments by participants to owners of beneficial interests in a Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

     If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue certificated notes in exchange for the Debt Securities represented by such Global Security.

     The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

SAME-DAY SETTLEMENT

     If the Prospectus Supplement so indicates, settlement for the Debt Securities will be made by the underwriters, dealers or agents in immediately available funds and all payments of principal and interest on the Debt Securities will be made by the Company in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Debt Securities subject to settlement in immediately available funds will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such Debt Securities will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

EXCHANGE OF DEBT SECURITIES

     Registered Debt Securities may be exchanged, subject to certain specified restrictions, for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(a))

     To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Debt Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b)) As of the date of this Prospectus, temporary United States Treasury regulations essentially prohibit exchanges of registered Debt Securities for bearer Debt Securities and, unless such regulations are modified, the terms of a series of Debt Securities will not permit registered Debt Securities to be exchanged for bearer Debt Securities.

CERTAIN COVENANTS OF THE COMPANY

     The Company may not declare or pay any dividend or make any distribution in cash or property on its Capital Stock or to any stockholder (other than dividends or distributions payable in Capital Stock of the Company), or purchase, redeem or otherwise acquire or retire for value any Capital Stock or warrants or rights to acquire Capital Stock of the Company or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any such Capital Stock or warrants or rights to acquire Capital Stock, if, upon giving effect to such dividend, distribution, purchase, redemption or other acquisition or retirement, the aggregate amount expended for all such purposes subsequent to December 31, 1989 shall exceed the sum of (a) the aggregate Consolidated Net Income accrued during the period (taken as a cumulative whole) subsequent to December 31, 1989, (b) the aggregate of the net proceeds received by the Company from the issue or sale of, or conversion of indebtedness into, its Capital Stock or warrants or rights to acquire Capital Stock subsequent to December 31, 1989, other than to a Subsidiary, said net proceeds being deemed for this purpose to equal the aggregate of (x) the cash, if any, received by the Company for such issue or sale, plus (y) the fair value of consideration other than cash (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Debt Trustee) received by the Company from such issue, sale or conversion, and (c) $75 million. (Section 4.07)

     The Company may not (or permit any Subsidiary to) make any loan or advance to or any other investment in, extend any credit so as to result in any amount being deemed receivable from, or make any payments with respect to any guaranty of any indebtedness of, any Related Parties (including GATX and its other Subsidiaries) if, after giving effect thereto, the sum of all such loans, advances, investments, receivables and payments, less the sum of any loans and advances from, and accounts payable to, any Related Parties, would exceed 75% of the Consolidated Tangible Net Worth of the Company.

     "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its subsidiaries for such period determined in accordance with generally accepted accounting principles in the United States on the date of such computation.

     "Consolidated Tangible Net Worth" means the consolidated shareholder's equity of the Company and its subsidiaries, as reflected on the consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles in the United States at the conclusion of the immediately preceding fiscal quarter for which such determination is made, less the amount of intangible assets (including, without limitation, franchises, patents and patent applications, trademarks and brand names, goodwill, research and development expenses, unamortized debt discount and expense, and all write-ups in the book value of any asset (excluding write-ups of assets resulting from the application of principles of purchase accounting with respect to acquisitions made by the Company)).

     "Investment" means all loans, advances, purchases of Capital Stock, capital contributions and transfers of assets, and all sales and other dispositions of assets for consideration consisting of evidences of indebtedness, Capital Stock or other securities of the purchaser.

AMENDMENT AND WAIVER

     Subject to certain exceptions, the Debt Indenture and the Debt Securities may be amended or supplemented by the Company and the Debt Trustee with the written consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Securityholder affected, an amendment or waiver may not (i) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver;
(ii) change the rate of or change the time for payment of interest on any Debt Security; (iii) change the principal of or change the Stated Maturity of any Debt Security; (iv) reduce any premium payable upon redemption of any Debt Security; (v) waive a default in the payment of the principal of or interest on any Debt Security; (vi) make any Debt Security payable in money other than that stated in the Debt Security; or (vii) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security. (Section 9.02) The Debt Indenture may be amended or supplemented without the consent of any Securityholder (i) to cure any ambiguity, defect or inconsistency in the Debt Indenture or in the Debt Securities of any series; (ii) to provide for the assumption of all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Debt Indenture by any corporation in connection with a merger, consolidation, or transfer or lease of the Company's property and assets substantially as an entirety, as provided for in the Debt Indenture; (iii) to secure the Debt Securities; (iv) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (v) to make any change that does not adversely affect the rights of any Securityholder; (vi) to provide for the issuance of and establish the form and terms and conditions of a series of Debt Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Debt Indenture or any series of Debt Securities; or (vii) to add to rights of Securityholders. (Section 9.01)

SUCCESSOR ENTITY

     The Company may consolidate with, or merge into, or be merged into, or transfer or lease its property and assets substantially as an entirety to, another U.S. corporation which assumes all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Debt Indenture if, after giving effect thereto, no default under the Debt Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all such obligations of the Company shall terminate. (Section 5.01 and Section 5.02)

DEFEASANCE, SATISFACTION AND DISCHARGE OF THE DEBT SECURITIES PRIOR TO MATURITY

     Defeasance. Unless provided for otherwise in the Prospectus Supplement, if the Company shall deposit with the Debt Trustee, in trust, at or before maturity, lawful money or direct obligations of the United States of America or obligations the principal of and interest on which are guaranteed by the United States of America in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally recognized firm of independent public accountants chosen by the Company, to pay when due the principal of and interest on the Debt Securities to maturity (such money or direct obligations of, or obligations guaranteed by, the United States of America, initially deposited or equivalent cash or securities subsequently exchanged therefor, to be held as security for the payment of such principal and interest), then the Company may omit to comply with certain of the terms of the Debt Indenture as they relate to the Debt Securities, including certain of the restrictive covenants described herein under the caption "Description of Debt Securities -- Certain Covenants of the Company" and the Event of Default described in clause (iv) under the caption "Description of Debt Securities -- Events of Default," and such other restrictive covenants or Events of Default as may be set forth in the Prospectus Supplement. Defeasance of the Debt Securities would be subject to the satisfaction of certain conditions, including, among others, (i) the absence of an Event of Default at the date of the deposit, (ii) the perfection of the holders' interest in such deposit and
(iii) that such deposit would not result in a breach of a material instrument by which the Company is bound. (Section 8.02)

     Satisfaction and Discharge. Upon the deposit of money or securities contemplated above and the satisfaction of certain conditions, the Company may omit to comply with its obligations duly and punctually to pay the principal of and interest on the Debt Securities, or with any Events of Default with respect thereto, and thereafter the holders of Debt Securities shall be entitled only to payment out of the money or securities deposited with the Debt Trustee. Such conditions may include, among others, (i) except in certain limited circumstances involving a deposit made within one year of maturity, (A) the absence of an Event of Default at the date of deposit or on the 91st day thereafter, and (B) the delivery to the Debt Trustee by the Company of an opinion of nationally recognized tax counsel to the effect that holders of Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and (ii) the receipt by the Company of an opinion of counsel to the effect that such satisfaction and discharge will not result in a violation of the rules of any nationally recognized exchange on which the Debt Securities are listed. (Section 8.01)

EVENTS OF DEFAULT

     The following events are defined in the Debt Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of such series for 30 days; (ii) default in the payment of the principal of any Debt Security of such series; (iii) default in the payment of any sinking fund installment required to be made by the Company with respect to any series of Debt Securities; (iv) failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Debt Securities of such series, in the Debt Indenture or in any supplemental indenture under which the Debt Securities of that series may have been issued; and (v) certain events of bankruptcy or insolvency. (Section 6.01) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Debt Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the Debt Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Debt Securities, such specified amount) and all accrued interest thereon shall be due and payable immediately. (Section 6.02)

     Securityholders may not enforce the Debt Indenture or the Debt Securities, except as provided in the Debt Indenture. (Section 6.06) The Debt Trustee may require indemnity satisfactory to it before it enforces the Debt Indenture or the Debt Securities. (Section 7.01(f)) Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the Debt Trustee in its exercise of any trust power. (Section 6.05) The Debt Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. (Section 7.05) The Company is not required under the Debt Indenture to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Debt Indenture.

CONCERNING THE DEBT TRUSTEE

     The Company may maintain banking relationships in the ordinary course of business with the Debt Trustee. The Debt Trustee also acts as trustee with respect to the Company's Medium-Term Notes Series A, B, C and D.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) to or through underwriters, (iv) through dealers or (v) through a combination of any such methods of sale.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, or (ii) at market prices prevailing at the time of sale, or (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

     Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the Prospectus Supplement to this Prospectus, certain legal matters in connection with the Debt Securities offered hereby will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois, and for any underwriters or agents, by Winston & Strawn, Chicago, Illinois.

                                    EXPERTS

     The consolidated financial statements and related schedules of GATC appearing in GATC's Annual Report (Form 10K) for the year ended December 31, 1992, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 16, 1994

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February   , 1994)

U.S. $650,000,000

GENERAL AMERICAN TRANSPORTATION CORPORATION                               [LOGO]

MEDIUM-TERM NOTES, SERIES E

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

General American Transportation Corporation ("GATC" or the "Company") may offer from time to time its Medium-Term Notes, Series E (the "Notes"). Each Note will mature on any business day nine months or more from the date of issue as selected by the purchaser and agreed to by the Company and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity. The aggregate principal amount of the Notes to be offered will not exceed U.S. $650,000,000 or its equivalent in foreign currencies or currency units. Principal of and interest on the Notes may be payable in U.S. dollars or in such foreign currencies or currency units (the "Specified Currency") as may be designated by the Company. See "Important Currency Exchange Information." Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable upon maturity, or at a floating rate (a "Floating Rate Note"). See "Description of Notes -- Fixed Rate Notes" and "Description of Notes -- Floating Rate Notes." The currencies or currency units and redemption and repayment provisions, if any, will be set forth in a pricing supplement to this Prospectus Supplement (the "Pricing Supplement"). Notes may pay a level amount in respect of both principal and interest amortized over the life of the Note (an "Amortizing Note"). Holders of Notes may be provided the option of extending the maturity of such Notes to one or more dates (an "Extendible Maturity Note"). The Notes will not be subject to redemption or repayment prior to their stated maturity unless otherwise specified in the applicable Pricing Supplement. The Notes may be issued as Indexed Notes the principal amount of which, payable at maturity, is determined by the relationship between the denominated currency and another currency. See "Description of Notes -- Indexed Notes."

Each Note will be issued in fully registered form and will be represented by either a global certificate (a "Global Security") registered in the name of a nominee of The Depository Trust Company ("DTC") or other depository (DTC or such other depository as is specified in the applicable Pricing Supplement is herein referred to as the "Depository", and each Note represented by a Global Security is herein referred to as a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. See "Description of Notes -- Book-Entry System."

Unless otherwise set forth in the applicable Pricing Supplement, the Interest Payment Dates, if any, for each Fixed Rate Note will be June 15 and December 15 of each year and at maturity. The Interest Payment Dates for each Floating Rate Note will be established on the date of issue and will be set forth therein and in the applicable Pricing Supplement. Interest rates and interest rate formulas are subject to change by the Company, but no change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be set forth in the applicable Pricing Supplement. See "Description of Notes -- General."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- ----------------------------------------------------------------------------------------------------------------------------------
                                                 PRICE TO                   AGENTS'                    PROCEEDS TO
                                                 PUBLIC(1)(2)               COMMISSIONS(3)             COMPANY(2)(3)(4)

Per Note......................................   100.000%                   .125%-.750%                99.875%-99.250%
Total.........................................   U.S. $650,000,000          U.S.$812,500-              U.S. $649,187,500-
                                                                            $4,875,000                 $645,125,000
- ------------------------------------------------------------------------------------------------------------------------------

(1) Unless otherwise specified in the Pricing Supplement, the Price to Public will be 100% of the principal amount.
(2) Or the equivalent thereof in the Specified Currency.
(3) The Company will pay to Salomon Brothers Inc and to Morgan Stanley & Co. Incorporated (each an "Agent") a commission depending upon the maturity of the Notes of from .125% to .750% of the principal amount of each Note; provided, that commissions with respect to Notes maturing 30 years or more from the date of issue will be subject to negotiation.
(4) Before deducting expenses payable by the Company estimated at U.S. $250,000, including reimbursement of the Agents' expenses. The Company has agreed to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

The Notes are being offered on a continuing basis by the Company through the Agents, which have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Company may also sell the Notes at a discount to the Agents for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by the Agents. In addition, each Agent may offer Notes purchased by it as principal for its own account or at negotiated discounts for resale to investors, other dealers or other purchasers. Unless otherwise specified in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. The Company reserves the right to sell the Notes directly on its own behalf. The Notes will not be listed on any securities exchange, and there can be no assurance that the maximum principal amount of Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agents may reject any offer to purchase as a whole or in part. See "Plan of Distribution."

SALOMON BROTHERS INC                                    MORGAN STANLEY & CO.
                                                               INCORPORATED

The date of this Prospectus Supplement is February   , 1994.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Notes will be added to the general funds of the Company and may be used to repay the Company's outstanding short-term or long-term debt. In addition, the proceeds may be used to finance capital expenditures, to finance acquisitions, to make advances to GATX Corporation, or for other corporate purposes, as may be set forth in one or more Pricing Supplements. The Company has not allocated a specific portion of the proceeds for any particular use at this time. Pending such use, the net proceeds may be temporarily invested in short-term securities.

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

     Purchasers are required to pay for Notes in the Specified Currency and payment of principal of, premiums, if any, and interest on such Notes will be made in the Specified Currency unless otherwise indicated in the applicable Pricing Supplement. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and generally banks do not offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the Notes, or by such other date as determined by such Agent. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

     References herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

GENERAL

     The Notes are to be issued as a series of Debt Securities limited in principal amount to $650,000,000, or its equivalent in foreign currencies or currency units, in aggregate principal amount under an Indenture dated as of October 1, 1987, as supplemented by supplemental indentures dated as of May 15, 1988, March 15, 1990 and June 15, 1990 (collectively, the "Debt Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Debt Trustee"), which is described more fully under "Description of Debt Securities" in the accompanying Prospectus. The aggregate principal amount of Notes that may be issued and sold may be reduced as a result of the sale by the Company of other Debt Securities or pass through certificates of the Company. The statements herein concerning the Notes and the Debt Indenture do not purport to be complete. They are qualified in their entirety by reference to the provisions of the Debt Indenture, including the definitions of certain capitalized terms used herein without definition.

     The Notes will be offered on a continuing basis and will mature on any Business Day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity, as set forth under "Redemption and Repayment" below. Floating Rate Notes will mature on an Interest Payment Date (each as defined below). Each Note will bear interest at either (a) a fixed rate, which may be zero in the case of certain Notes issued at an Issue Price (as defined below) representing a substantial discount from the principal amount payable upon maturity (a "Zero-Coupon Note"), or (b) a floating rate, determined by reference to a Base Rate which may be adjusted by a Spread or Spread Multiplier (each as defined below).

     The Notes may be issued as Indexed Notes, the principal amount of which payable at maturity will be determined by the difference between the currency in which such Notes are denominated and another currency or composite currency set forth in the applicable Pricing Supplement. See "Indexed Notes."

     Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth in the Prospectus under "Description of Debt Securities-Book-Entry Registration," Book-Entry Notes will not be issuable in certificated form. See "Book-Entry System."

     Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes denominated in U.S. dollars will be $1,000 and any larger amount that is an integral multiple of $1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be set forth in the applicable Pricing Supplement.

     The Notes will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness.

     "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or the City of Chicago, or (i) with respect to Notes the principal of or the interest on which is payable in a Specified Currency other than U.S. dollars, the capital city of the country of the Specified Currency, (ii) with respect to Notes denominated in European Currency Units, Brussels, Belgium and (iii) with respect to LIBOR Notes (as defined below), the City of London. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     The Notes may be issued as Original Issue Discount Notes. An "Original Issue Discount Note" is a Note, including any Zero-Coupon Note, which is issued at a price lower than the amount payable at the

Stated Maturity thereof and which provides that upon redemption or acceleration of the Maturity thereof an amount, less than the principal amount payable at the Stated Maturity thereof and determined in accordance with the terms thereof, shall become due and payable. Original Issue Discount Notes, as well as certain other Notes offered hereunder, may be subject to special United States federal income tax rules governing original issue discount. See "United States Federal Taxation -- Original Issue Discount" below. A "Zero Coupon Note" is a Note that does not bear interest prior to Maturity.

     The interest rate on a Note will in no event be higher than the maximum rate permitted by New York State law, as the same may be modified by United States law of general application. Under present New York State law, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

     All percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     The Pricing Supplement relating to each Note will describe the following terms: (1) the currencies or currency units in which the principal of and interest on such Note is payable; (2) whether such Note is a Fixed Rate Note or a Floating Rate Note; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price");
(4) the date on which such Note will be issued (the "Issue Date"); (5) the date on which such Note will mature (the "Maturity Date"); (6) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any (the "Interest Rate"); (7) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the Interest Rate, for such Note; (8) whether such Note may be redeemed at the option of the Company or repaid at the option of the holder or is otherwise required to be redeemed prior to maturity, and if so, the provisions relating to such redemption or repayment; (9) whether such Note is an Indexed Note; (10) if such Note is an Indexed Note, the Denominated Currency, the Indexed Currency, the Face Amount, the Base Exchange Rate, the Determination Agent and the Reference Dealers (each as defined in the applicable Pricing Supplement) relating to such Indexed Note and certain other information relating to Indexed Notes; (11) whether such Note is an Amortizing Note, and if so, the provisions relating to such amortization; (12) whether such Note is an Extendible Maturity Note (as defined below), and if so, the provisions relating to such Extendible Maturity Note; and (13) any other terms of such Note not inconsistent with the provisions of the Debt Indenture.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of and interest on each Note are payable by the Company in the Specified Currency for such Note. If the Specified Currency for a Note is other than U.S. dollars, the Company will, unless otherwise specified in the applicable Pricing Supplement, appoint an agent (initially The Chase Manhattan Bank (National Association)) (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph and to perform such conversion on behalf of the Company. Notwithstanding the foregoing, the holder of a Note denominated in a Specified Currency other than U.S. dollars may (if such Note and the applicable Pricing Supplement so indicate) elect to receive all such payments in the Specified Currency by delivery of a written request to the Debt Trustee, One New York Plaza, 14th Floor, New York, New York 10081, which must be received by the Debt Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to maturity, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Debt Trustee, but the Debt Trustee must receive written notice of any such change on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be final and binding on the Company and the holders of Notes. Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed the Debt Trustee as the Paying Agent. The Company will notify the holders of such Notes, in accordance with the Debt Indenture, of any change in the Paying Agent or its address.

     Unless otherwise specified, in the case of a Note denominated in a Specified Currency other than U.S. dollars, unless the holder has elected otherwise, payment in respect of such Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all such Notes denominated in such Specified Currency electing to receive payments in U.S. dollars. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described below under "Currency Risks -- Payment Currency." All currency exchange costs will be borne by the holders of such Notes by deductions from such payments.

     Unless otherwise specified in the applicable Pricing Supplement, payments in U.S. dollars of interest on Certificated Notes (other than interest payable at maturity or upon earlier redemption or repayment) will be made by mailing a check to the holder at the address of such holder appearing on the security register on the applicable Record Date (as defined below). Simultaneously with the election by any holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Debt Trustee, as provided above), such holder shall provide appropriate payment instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee in the Specified Currency. Beneficial owners of Book-Entry Notes will be paid in accordance with the Depository's and the participant's procedures in effect from time to time as described under "Book-Entry System" below. Unless otherwise specified in the applicable Pricing Supplement, principal and interest payable at maturity or upon earlier redemption or repayment in respect of a Note will be paid in immediately available funds upon surrender of such Note accompanied by wire transfer instructions at the office of the Paying Agent.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described in the Prospectus under "Description of Debt Securities
- -- Events of Default," the amount of principal due and payable with respect to such Note shall be the Amortized Face Amount of such Note as of the date of such declaration. The "Amortized Face Amount" of an Original Issue Discount Note for this purpose shall be the amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

     The "Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day. Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date immediately preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Issue Date between a Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered holder on such next succeeding Record Date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum stated on the face thereof and in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semi-annually each June 15 and December 15 (each an "Interest Payment Date") and at maturity or upon earlier redemption or repayment. Each payment of interest shall include interest accrued to but excluding the Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date for any Fixed Rate Note falls on a day that is not a Business Day, the interest payment shall be made on the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date. If the maturity (or date of redemption or repayment) of any Fixed Rate Note falls on a day that is not a Business Day, the payment of interest and principal (and premium, if any) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date (or date of redemption or repayment).

     Interest payments for Fixed Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the date of maturity or earlier redemption or repayment, as the case may be.

FLOATING RATE NOTES

     Each Floating Rate Note will bear interest from its Issue Date at rates determined by reference to an interest rate basis (the "Base Rate"), which may be adjusted by a Spread or Spread Multiplier (each as defined below), until the principal amount thereof is paid or made available for payment. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (b) LIBOR (a "LIBOR Note"), (c) the Treasury Rate (a "Treasury Rate Note"), (d) the Certificate of Deposit Rate (a "CD Rate Note"), (e) the Federal Funds Rate (a "Federal Funds Rate Note"), (f) the Prime Rate (a "Prime Rate Note"), or (g) such other Base Rate as is set forth in such Pricing Supplement and in such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one-one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period ("Maximum Interest Rate"); and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period ("Minimum Interest Rate").

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. If an auction of Treasury bills (as defined below) falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the following day that is a Business Day.

     Interest on each Floating Rate Note will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period") as specified in the applicable Pricing Supplement. Except as provided below or in the applicable Pricing Supplement, the date or dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a semiannual Interest Payment Period, the third Wednesday of each of the two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Payment Period, the third Wednesday of the month specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, if any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

     Interest payments on each Interest Payment Date for Floating Rate Notes (except in the case of Floating Rate Notes that reset daily or weekly) will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. In the case of Floating Rate Notes that reset daily or weekly, interest payments will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to and including the Record Date immediately preceding the applicable Interest Payment Date, except that at maturity the interest payments will include accrued interest from and including the Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding the Maturity Date.

     Accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (rounded upward, if necessary, to the next higher one hundred-thousandth of a percent) for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date is the interest rate for such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as described below).

     Unless otherwise specified in the applicable Pricing Supplement, The Chase Manhattan Bank (National Association) shall be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

     The interest rate in effect with respect to a Floating Rate Note from the Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable Pricing Supplement. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows.

Commercial Paper Rate Notes

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Date will be determined by the Calculation Agent on the second Business Day prior to such Interest Reset Date (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)"), under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date (as defined below), then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the Commercial Paper Rate in effect on such Commercial Paper Rate Determination Date.

     "Money Market Yield" shall be a yield calculated with the following formula:
                 Money Market Yield =       D x 360
                                         -----------      X 100
                                         360 - (D x M)


where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity.

     The interest rate for each such Interest Reset Date shall be the Commercial Paper Rate applicable to such Interest Reset Date plus or minus the Spread or multiplied by the Spread Multiplier, as specified in the applicable Pricing Supplement; however, the interest rate in effect for the period from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the ten days immediately prior to maturity or earlier redemption or repayment will be that in effect on the tenth day preceding such maturity or earlier redemption or repayment. The "Calculation Date" pertaining to a Commercial Paper Rate Determination Date will be the tenth Business Day after such Commercial Paper Rate Determination Date.

LIBOR Notes

     LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR as described below, and then applying the Spread or Spread Multiplier, if any) specified in the LIBOR Notes and the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "LIBOR" for each Interest Reset Date means the determination by the Calculation Agent in accordance with the following provisions:

          (i) On the second London Banking Day prior to the Interest Reset Date (a "LIBOR Determination Date") relating to a LIBOR Note, either, as specified in the applicable Pricing Supplement: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the Interest Reset Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the Interest Reset Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Determination Date ("LIBOR Telerate"). Unless otherwise indicated in the applicable Pricing Supplement, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association (the "Association") for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that Interest Reset Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to an Interest Reset Date as to which this provision applies, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 A.M., London time, on such LIBOR Determination Date by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent (after consultation with the Association) to prime banks in the London interbank market commencing on the Interest Reset Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date by three major banks (which may include the Agents) in The City of New York selected by the Calculation Agent (after consultation with the Association) for loans in U.S. dollars to leading European banks having the specified Index Maturity designated in the applicable Pricing Supplement commencing on the Interest Reset Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR then in effect on such Interest Reset Date.

Treasury Rate Notes

     Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Treasury Rate Determination Date, the rate for the auction held on such Treasury Rate Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "Treasury bills -- auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect on such Interest Reset Date.

     The "Treasury Rate Determination Date" will be the day of the week in which the related Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

     The interest rate for each such Interest Reset Date shall be the Treasury Rate applicable to such Interest Reset Date plus or minus the Spread or multiplied by the Spread Multiplier, as specified in the applicable Pricing Supplement; provided, however, the interest rate in effect for the period from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the ten days immediately prior to maturity or earlier redemption or repayment will be that in effect on the tenth day preceding such maturity or earlier redemption or repayment. The "Calculation Date" pertaining to a Treasury Rate Determination Date will be the tenth Business Day after such Treasury Rate Determination Date.

CD Rate Notes

     CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Reset Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the second Business Day prior to such Interest Reset Date (a "CD Rate Determination Date") pertaining to such Interest Reset Date, the CD Rate will be the rate on such Interest Reset Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in the Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the CD Rate Determination Date pertaining to such Interest Reset Date, the CD Rate on such Interest Reset Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Reset Date, for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity designated in the

Pricing Supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Payment Period (or, if there was no such Interest Payment Period, the rate of interest payable on the CD Rate Notes for which such CD Rate is being determined shall be the Initial Interest Rate).

Federal Funds Rate Notes

     Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Reset Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the second Business Day prior to such Interest Reset Date (a "Federal Funds Determination Date") pertaining to such Interest Reset Date, the Federal Funds Rate will be the rate on such Interest Reset Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Federal Funds Determination Date pertaining to such Interest Reset Date, the Federal Funds Rate for such Interest Reset Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds, as of 9:00 A.M., New York City time, on such Interest Reset Date, arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Payment Period (or, if there was no such Interest Payment Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest Rate).

Prime Rate Notes

     Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the second Business Day prior to such Interest Reset Date (a "Prime Rate Determination Date") pertaining to such Interest Reset Date, the Prime Rate for such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Reset Date as quoted on the Reuters Screen NYMF Page on such Interest Reset Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Reset Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Reset Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates. "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     If in any month or two consecutive months the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Payment Period will be the same as the Prime Rate for the immediately preceding Interest Payment Period (or, if there was no such Interest Payment Period, the rate of interest payable on the Prime Rate Notes for which the Prime Rate is being determined shall be the Initial Interest Rate). If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Reset Date until the maturity, redemption or repayment of such Prime Rate Notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate Notes were LIBOR Notes, and the spread, if any, shall be the number of basis points specified in the applicable Pricing Supplement as the "Alternate Rate Event Spread."

INDEXED NOTES

     The Notes may be issued, from time to time, as Notes of which the principal amount payable on a date from 9 months or more from the Issue Date and/or on which the amount of interest payable on an Interest Payment Date will be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (the "Indexed Notes"), as indicated in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal amount payable at maturity, a historical comparison of the relative value, rate or price of the specified index and the face amount of the Indexed Note and certain additional United States federal income tax considerations will be described in the applicable Pricing Supplement. See "Currency Risks."

PAYMENTS ON AMORTIZING NOTES

     Amortizing Notes are securities for which payments of principal and interest are made in equal installments over the life of the security. Unless otherwise provided in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

EXTENSION OF MATURITY

     The Pricing Supplement relating to each Note will indicate whether the holder of such Note has the option to extend the maturity of such Note to one or more dates (each an "Extended Maturity Date") indicated in the applicable Pricing Supplement. If the holder has such option with respect to any such Note (an "Extendible Maturity Note"), the following procedures will apply, unless otherwise specified in the applicable Pricing Supplement.

     Each Note will mature on the Maturity Date as indicated in the applicable Pricing Supplement; provided, that the Maturity Date may be extended, at the option of the holder, to the Extended Maturity Date or Dates, if any, shown in the applicable Pricing Supplement if the holder of such Note so elects, in the manner specified below, prior to the applicable Notice of Extension Date shown in the applicable Pricing Supplement. Such election will be irrevocable and will be binding upon each subsequent holder of such Note. If no Extended Maturity Date or Dates are indicated with respect to a Note, the Maturity Date of such Note will not be extended.

     Any such election to extend the Maturity Date of an Extendible Maturity Note will be effective only if notice thereof is provided to the Debt Trustee in the manner described below. The Maturity Date of such

Note may be extended, at the option of the holder thereof, to each successive Extended Maturity Date indicated in the applicable Pricing Supplement if the holder of such Note presents a duly completed extension notice, which may be obtained from the Company or the Debt Trustee, to the Debt Trustee in New York, New York prior to but not more than 10 Business Days prior to the applicable Notice of Extension Date shown in the applicable Pricing Supplement; provided, however, that if a holder of such Note does not make an election with respect to a specified Extended Maturity Date, such Note may not be extended with respect to a subsequent Extended Maturity Date. Any option by the holder to extend the Maturity Date of an Extendible Maturity Note must be exercised with respect to the entire principal amount thereof unless otherwise provided in the Pricing Supplement. All questions as to the validity, eligibility (including time of receipt) and acceptance of any option to extend the Maturity Date of such Note will be determined by the Company, whose determination will be final and binding.

REDEMPTION AND REPAYMENT

     The Pricing Supplement relating to each Note will indicate if such Note can be redeemed prior to maturity or if such Note will be redeemable at the option of the Company on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to redemption or repayment prior to their stated maturity. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund or amortization. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Debt Trustee by such method as the Debt Trustee shall deem fair and appropriate.

     The Pricing Supplement relating to each Note will indicate either that such
Note is not repayable at the option of the holder prior to maturity or that such Note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

     In order for a Note to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the holder of a Note shall be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after the repayment is an authorized denomination of at least $1,000,000.

     If a Note is represented by a Global Security, the Depository's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depository's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depository of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

     Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Maturity Date shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note for this purpose shall be the amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of redemption or repayment, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

REPURCHASE

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Debt Trustee for cancellation.

BOOK-ENTRY SYSTEM

     Upon issuance, all Book-Entry Notes having the same Specified Currency, Issue Date, Maturity Date, reset, extension, redemption and repayment provisions, Issue Price (in the case of Original Issue Discount Notes), and interest rate (in the case of Fixed Rate Notes), Base Rate, Initial Interest Rate, Interest Reset Dates, Interest Payment Dates, Index Maturity, Minimum Interest Rate, if any, Maximum Interest Rate, if any, and Spread or Spread Multiplier, if any (in the case of Floating Rate Notes), and Denominated Currency, Indexed Currency, Face Amount and Base Exchange Rate (in the case of Indexed Notes, each as defined in the applicable Pricing Supplement), will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, DTC or such other Depository as is specified in the Pricing Supplement, and registered in the name of a nominee of DTC or such other Depository. The owner of a Book-Entry Note may, on terms acceptable to the Company and DTC or such other Depository, exchange such Book-Entry Note for a Certificated Note. DTC has advised the Company that its procedures do not currently permit such exchanges. DTC currently only accepts Notes which have a Specified Currency of U.S. dollars. A further description of the Depository's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under "Description of Debt Securities -- Book-Entry Registration" and "-- Same-Day Settlement".

     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Note denominated in a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including any composite currency) in which a purchaser conducts its primary business (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Similarly, an investment in an Indexed Note with respect to which payments of principal or interest are determined with respect to an Indexed Currency (as defined in the applicable Pricing Supplement) (each a "Currency Indexed Note") entails significant risks that are not associated with a similar investment in non-indexed Notes. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the Specified Currency (and, in the case of Currency Indexed Notes, the rate of exchange between the Specified Currency and the Indexed Currency for such Currency Indexed Notes) and the possibility of the imposition or modification of foreign exchange controls with respect to the Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency in which a Note is denominated against the relevant home currency would result in a decrease in the effective yield of such Note below its coupon rate and in certain circumstances could result in a loss to the investor on a home currency basis. Similarly, depreciation of the Denominated Currency (as defined in the applicable Pricing Supplement) with respect to a Currency Indexed Note against the applicable Indexed Currency would result in the principal amount payable with respect to such Currency Indexed Note at the Maturity Date thereof being less than the Face Amount of such Currency Indexed Note which, in turn, would decrease the effective yield of such Currency Indexed Note below its stated interest rate and could also result in a loss to the investor. See "Description of Notes -- Indexed Notes."

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments with respect to a Note. At present, the Company has identified the following currencies and composite currency in which payments on Notes may be made: Australian dollars, Canadian dollars, Danish kroner, English pounds sterling, French franc, Italian lire, New Zealand dollars, Spanish peseta, United States dollars and ECU. There can be no assurances that exchange controls will not restrict or prohibit payments in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that on a payment date with respect to any particular Note, the Specified Currency for such Note would not be available to the Company to make payments then due. In that event, the Company will make such payments in the manner set forth under "Payment Currency" below.

     The information set forth in this Prospectus Supplement is not directed to prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on the Notes. Such persons should consult their own counsel with regard to such matters.

     THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO AND THE PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN A PROSPECTIVE PURCHASER'S HOME CURRENCY OR OF AN INVESTMENT IN CURRENCY INDEXED NOTES, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN THE PARTICULAR HOME CURRENCY OR BY AN INVESTMENT IN CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Unless otherwise provided, Notes denominated in foreign currencies other than ECU will not be sold in, or to residents of, the country of the Specified Currency in which particular Notes are denominated.

     The Pricing Supplement relating to each Note denominated in a Specified Currency other than U.S. dollars or any Currency Indexed Note will contain information concerning relevant historical exchange rates for the applicable Specified Currency, Denominated Currency and/or Indexed Currency, as the case may be, a description of such currency or currencies and any exchange controls affecting such currency or currencies. The information contained therein is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

PAYMENT CURRENCY

     Except as set forth below, if payment on a Note is required to be made in a Specified Currency other than U.S. dollars and on a payment date with respect to such Note such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for such currency, or as otherwise specified in the applicable Pricing Supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Debt Indenture.

     If payment on a Note is required to be made in ECU and on a payment date with respect to such Note ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise indicated in the applicable Pricing Supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or in the applicable Pricing Supplement that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes and the Company, and the Exchange Rate Agent shall have no liability therefor.

FOREIGN CURRENCY JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that in an action based on an obligation expressed in a currency other than U.S. dollars a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

                         UNITED STATES FEDERAL TAXATION

     The following summary accurately describes certain United States federal income tax consequences of the ownership and disposition of Notes as of the date hereof, based on the opinion of Mayer, Brown & Platt, counsel to the Company. Except where noted, it deals only with Notes held as capital assets and does not deal with special situations, such as those of dealers in securities or foreign currencies, financial institutions, life insurance companies, persons holding Notes as a hedge against, or which are hedged against, currency risks or United States Holders whose "functional currency" is not the U.S. dollar. In addition, this summary does not address the federal income tax consequences of owning Indexed Notes or any other Notes the payments of principal or interest on which are contingent. Such consequences will be addressed in the relevant Pricing Supplement. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986 (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of Notes should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

     As used herein, "United States Holder" means an owner of a Note that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate or trust the income of which is subject to United States federal income taxation regardless of its source or certain former citizens of the United States whose income and gain on the Notes will be taxable in the United States. A "Non-United States Holder" is a holder that is not a United States Holder.

PAYMENTS OF INTEREST

     Except as set forth below, interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

ORIGINAL ISSUE DISCOUNT

     The following is a summary of the principal United States federal income tax consequences of the ownership of Discounted Notes (as defined below) by United States Holders. Additional rules applicable to Discounted Notes which are denominated in or determined by reference to a Specified Currency other than the U.S. dollar are described under "Foreign Currency Notes" below. If the Company issues Discounted Notes that qualify as "applicable high-yield obligations" under the Code, the rules applicable to such Notes will be set forth in the relevant Pricing Supplement. This summary is based on final Treasury regulations (the "OID Regulations") that were recently issued. Although the OID Regulations by their terms only apply to debt instruments issued on or after April 4, 1994, taxpayers may rely on the OID Regulations for debt instruments issued after December 21, 1992. Proposed Treasury regulations that the OID Regulations replaced could alternatively apply to debt instruments issued prior to April 4, 1994. If the Company issues Discounted Notes prior to April 4, 1994 and the rules of the proposed Treasury regulations produce a result different than that produced by the OID Regulations, the alternative rules applicable to such Notes will be set forth in the applicable Pricing Supplement.

     A Note may be issued for an amount that is less than its "stated redemption price at maturity" (the sum of all payments to be made on the Note other than "qualified stated interest"). The difference between the stated redemption price at maturity of the Note and its "issue price", if such difference is at least
0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, will be OID. (Notes issued with OID shall be referred to as "Discounted Notes".) The "issue price" of each Note will be the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which a substantial amount of the particular offering is sold.

     "Qualified stated interest" is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually and with respect to a Fixed Rate Note, at a single fixed rate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. In the case of a qualified variable rate debt instrument, qualified stated interest also includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Whether the rate of interest with respect to a Fixed Rate Note or Floating Rate Note is qualified stated interest will be described in the applicable Pricing Supplement.

     Certain of the Notes may be redeemed prior to maturity, as indicated in the applicable Pricing Supplement. The OID Regulations provide than any Note that may be redeemed prior to its Stated Maturity Date at the option of the issuer shall be treated from the time of issuance as having a maturity date for federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be deemed to have a maturity date for federal income tax purposes prior to its Stated Maturity Date.

     In certain cases, Notes that bear stated interest and are issued at par may be deemed to bear OID for federal income tax purposes, with the result that the inclusion of interest into income for federal income tax purposes may vary from the actual cash payments of interest made on such Notes, generally accelerating income for cash method taxpayers. Under the OID Regulations, generally a Note may be a Discounted Note where a Floating Rate Note provides for a maximum interest rate or a minimum interest rate that is very likely to cause the interest rate in one or more accrual periods, known as of the issue date, to be significantly less, in the case of a maximum rate, or more, in the case of a minimum rate, than the overall expected return on the Note or if there are restrictions on changes in interest rates that cause the yield on the Note to be significantly more or less than the yield without such restrictions. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be a Discounted Note. Unless an applicable Pricing Supplement so indicates, Floating Rate Notes will not be Discounted Notes.

     United States Holders of Discounted Notes with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of a Discounted Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion of the taxable year in which such United States Holder held such Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a Discounted Note may be of any length and may vary in length over the term of a Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the end of an accrual period. In general, the computation of OID is simplest if accrual periods correspond to the intervals between payment dates provided by the terms of a Note. The Company will specify the accrual period it intends to use in the applicable Pricing Supplement although the Holder is not bound by the Company's choice of accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. In determining OID allocable to an accrual period, if an interval between payments of qualified stated interest contains more than one accrual period the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the accrual period but is not payable until a later date. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for an initial short accrual period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The "adjusted issue price" of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period determined without regard to the amortization of any acquisition premium or amortizable bond premium (as described below) and reduced by any prior payments with respect to such Note that were not qualified stated interest. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to report the amount of OID accrued on Notes held of record by persons other than corporations and other exempt holders.

SHORT-TERM NOTES

     In the case of Notes having a term of one year or less ("Short-Term Notes"), under the OID Regulations, payments of stated interest are not treated as qualified stated interest. Accordingly, all payments on Short-Term Notes (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxed on the "discount" in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of the Short-Term Note, unless the United States Holder elects to compute this discount using tax basis instead of issue price. In general, an individual and certain other cash method United States Holders of Short-Term Notes are not required to include accrued discount in their income currently unless they elect to do so. United States Holders who report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder who is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, United States Holders who do not elect to currently include accrued discount in income may be required to defer deductions for a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Notes.

MARKET DISCOUNT

     If a United States Holder purchases a Note other than a Short-Term Note for an amount that is less than its "revised issue price" (defined as the sum of the issue price of the Note and the aggregate amount of the OID includible, if any, without regard to the rules for acquisition premium discussed below, in the gross income of all previous holders of the Note), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant yield method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

     A United States Holder who purchases a Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest will be considered to have purchased such Note at an "acquisition premium." Under the acquisition premium rules the amount of OID which such United States Holder must include in its gross income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     A United States Holder who purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than qualified stated interest will be considered to have purchased the Note at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income for the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

ELECTION TO TREAT ALL INTEREST AS OID

     Under the OID Regulations, an accrual basis United States Holder may elect to treat all interest on any Note as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a United States Holder makes this election for a Note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described above, and the electing United States Holder will be required to amortize bond premium or include market discount in income currently for all of the United States Holder's other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the United States Holder acquired the Note, and may not be revoked without the consent of the IRS. United States Holders should consult with their own tax advisors about this election.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     A United States Holder's tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by OID, market discount or any discount with respect to a Short-Term Note previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Note other than qualified stated interest. Upon the sale, exchange or retirement of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement and the adjusted tax basis of the Note. Except as described above with respect to certain Short-Term Notes, market discount that has accrued but has not been previously included in income and gain or loss attributable to changes in foreign currency exchange rates as described below with respect to certain Foreign Currency Notes, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

FOREIGN CURRENCY NOTES

     The following is a summary of the principal United States federal income tax consequences to a United States Holder of the ownership of a Note (a "Foreign Currency Note") denominated in a Specified Currency other than the U.S. dollar (a "Foreign Currency"). Persons considering the purchase of Foreign Currency Notes should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

     If interest payments are made in a Foreign Currency to a United States Holder who is not required to accrue such interest prior to its receipt, i.e., a United States Holder who uses the cash method of accounting, such United States Holder will be required to include in income the U.S. dollar value of the amount received (determined by translating the Foreign Currency received at the "spot rate" for such Foreign Currency on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No foreign currency gain or loss is recognized with respect to the receipt of such payment.

     A United States Holder who is required to accrue interest on a Foreign Currency Note prior to receipt of such interest will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. The average rate of exchange for an interest accrual period is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). An accrual basis United States Holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the holder's taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. Upon receipt of an interest payment on such Note, such United States Holder will recognize foreign currency gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the "spot rate" for such Foreign Currency on the date received) and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment. Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

     OID on a Note that is also a Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a United States Holder on the accrual basis, as described above. Likewise, a United States Holder will recognize foreign currency gain or loss when the OID is paid to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate for such Foreign Currency on the date of payment). For this purpose, all receipts on a Note will be viewed first as the receipt of any stated interest payments called for under the terms of the Note, second as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the receipt of principal.

     The amount of market discount on Foreign Currency Notes includible in income will generally be determined by translating the market discount determined in the Foreign Currency into U.S. dollars at the spot rate on the date the Foreign Currency Note is retired or otherwise disposed of. If the United States Holder has elected to accrue market discount currently, then the amount which accrues is determined in the Foreign Currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A United States Holder will recognize foreign currency gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

     Amortizable bond premium on a Foreign Currency Note will be computed in the applicable Foreign Currency. With respect to a United States Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable Foreign Currency. At the time bond premium is amortized, foreign currency gain or loss (which is generally ordinary income or loss) will be realized based on the difference between spot rates at such time and at the time of acquisition of the Foreign Currency Note. A United States Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable Foreign Currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain. The principles of this paragraph also apply to acquisition premium.

     A United States Holder's tax basis in a Foreign Currency Note will be the U.S. dollar value of the Foreign Currency amount paid for such Foreign Currency Note determined at the time of such purchase. A United States Holder who purchases a Note with previously owned Foreign Currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between his tax basis in such Foreign Currency and the fair market value of the Note in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

     For purposes of determining the amount of any gain or loss recognized by a United States Holder on the sale, exchange or retirement of a Foreign Currency Note, the amount realized upon such sale, exchange or retirement will be the U.S. dollar value of the amount realized in Foreign Currency (other than amounts attributable to accrued but unpaid interest not previously included in the holder's income), determined at the time of the sale, exchange or retirement.

     A United States Holder will recognize foreign currency gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange or retirement) of a Foreign Currency Note. Such gain or loss will be treated as ordinary income or loss. The amount of such gain or loss will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of such Note on the date such Note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of such Note on the date such United States Holder acquired such Note. Any portion of the proceeds of such disposition attributable to accrued interest may result in foreign currency gain or loss under the rules set forth above. The realization of such gain or loss with respect to principal and interest will be limited to the amount of overall gain or loss realized on the disposition of a Foreign Currency Note. Under proposed Treasury regulations issued on March 17, 1992, if a Foreign Currency Note is denominated in one of certain hyperinflationary currencies, generally (i) foreign currency gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) that such Note was held and (ii) such foreign currency gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on (and an adjustment to the holder's tax basis in) the Foreign Currency Note.

     A United States Holder's tax basis in Foreign Currency received as interest on (or OID with respect to), or received on the sale or retirement of, a Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time the holder received such Foreign Currency. Any gain or loss recognized by a United States Holder on a sale, exchange or other disposition of Foreign Currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

NON-UNITED STATES HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal or interest (which for purposes of this discussion includes OID) on a Note owned by a Non-United States Holder, provided, in the case of interest, (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership,

     (iii) the beneficial owner is not a bank whose receipt of interest on a
     Note is described in section 881(c)(3)(A) of the Code, (iv) in the case of a Note, the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder, or (v) such interest is not interest described in section 871(h)(4) of the Code (which generally is limited to certain types of contingent interest);

          (b) no withholding of United States federal income tax generally will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Note; and

          (c) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

     To qualify for the exemption from withholding tax referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person, citizen or resident. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, citizen or resident (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. The Company does not intend to issue any Notes described in (a)(v) above.

     Payments to Non-United States Holders not meeting the requirements of paragraph (a) above and thus subject to withholding of United States federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Note provides the Company with a properly executed and timely (1) IRS Form 1001 (or successor form) claiming an exemption or partial exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.

     A Non-United States Holder who is engaged in a U.S. trade or business and has interest or gain from a Note that is effectively connected with such U.S. trade or business will generally be subject to regular United States income tax on such interest in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) on and any gain recognized on the disposition of a Note will be included in the earnings and profits of such Non-United States Holder if such interest is effectively connected with the conduct of a U.S. trade or business by the Non-United States Holder.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Notes and to the proceeds of sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). A 31 percent backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income. Such certification may be made on an Internal Revenue Service Form W-9 or a substantially similar form.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on a Note is paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations. Under proposed Treasury regulations not currently in effect backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person.

     Payments of principal, interest, OID and premium on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides a statement described in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Company will pay each Agent a commission, depending upon maturity, of from .125% to .750% of the principal amount of the Notes sold through such Agent; provided, that commissions with respect to Notes maturing 30 years or more from the date of issue will be subject to negotiation. The Company has agreed to be responsible for the reasonable fees and disbursements of counsel to the Agents and to reimburse the Agents for their out-of-pocket expenses.

     The Company may sell Notes to any of the Agents, as principal for its own account, at negotiated discounts for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by such Agent. After any initial public offering of Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, each Agent may offer Notes purchased as principal to other dealers. Notes sold by an Agent to a dealer may be sold at a discount and unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by the Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and may be resold by such Agent.

     The Company reserves the right to sell Notes directly to the public on its own behalf in those jurisdictions where it is authorized to do so. No commission will be payable on any sales made directly to the public by the Company.

     The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it, in whole or in part.

     Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments each Agent may be required to make in respect thereof.

     Each of the Agents may from time to time purchase and sell Notes in the secondary market or make a market in the Notes, but is not obligated to do so, and may discontinue market-making at any time without notice. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OF SOLICITATION.
                            ------------------------
                               TABLE OF CONTENTS

                                        PAGE
                                        -----
         PROSPECTUS SUPPLEMENT
Use of Proceeds........................   S-2
Important Currency Exchange
  Information..........................   S-2
Description of Notes...................   S-3
Currency Risks.........................  S-14
United States Federal Taxation.........  S-17
Plan of Distribution...................  S-25
                 PROSPECTUS
Available Information..................     2
Documents Incorporated by Reference....     2
Use of Proceeds........................     2
The Company............................     3
Description of Debt Securities.........     4
Plan of Distribution...................    11
Legal Opinions.........................    11
Experts................................    12

U.S. $650,000,000

[LOGO]

GENERAL AMERICAN
TRANSPORTATION
CORPORATION

MEDIUM-TERM NOTES,
SERIES E
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

SALOMON BROTHERS INC

MORGAN STANLEY & CO.
       INCORPORATED

PROSPECTUS SUPPLEMENT
DATED FEBRUARY   , 1994

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     An itemized statement of the amount of all expenses, other than underwriting discounts and commissions, incurred by the Company in connection with the issuance and distribution of the Securities follows:

        Securities and Exchange Commission Registration Fee.......................   $ 134,436*
        Trustees' Fees and Expenses...............................................      30,000
        Printing Expenses.........................................................      75,000
        Rating Agency Fees........................................................     165,000
        Accounting Fees and Expenses..............................................      60,000
        Legal Fees and Expenses...................................................     150,000
        Blue Sky Fees and Expenses................................................      30,000
        Miscellaneous Expenses....................................................      30,564
                                                                                     ---------
               Total..............................................................   $ 675,000
                                                                                     ---------
                                                                                     ---------

- ---------------
* Actual. All other amounts are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Certain provisions of the New York Business Corporation Law and Article II,
Section 11 of the Company's by-laws provide for the prompt indemnification of directors and officers under certain conditions, including the possibility of indemnification against liabilities under the Securities Act of 1933. The by-laws also provide that the Company has the burden of proving that a director is not entitled to indemnification in a particular instance.

     In addition, the Company's directors and officers are insured under directors and officers liability insurance policies maintained by GATX.

     Reference is made to Section 8 of the form of Selling Agency Agreement for Medium-Term Notes filed as Exhibit 1.1 hereto for provisions regarding indemnification of the Company and its officers, directors and controlling persons against certain liabilities. The Company expects that any underwriting agreement entered into by the Company in connection with the sale of the Pass Through Certificates or the Debt Securities will contain comparable provisions regarding indemnification.

ITEM 16. EXHIBITS

          EXHIBIT
           NUMBER                             DESCRIPTION OF DOCUMENT
          --------   -------------------------------------------------------------------------
               1.1   --  Proposed form of Selling Agency Agreement relating to the Debt
                         Securities.
               4.1   --  Indenture relating to the Debt Securities, dated as of October 1,
                         1987, between the Company and The Chase Manhattan Bank (National Associa-
                         tion) (the "Debt Trustee"), as supplemented by the Supplemental
                         Indentures dated May 15, 1988, March 15, 1990 and June 15, 1990, respectively. Incorporated by reference to the Company's Registration
                         Statement on Form S-3 (SEC No. 33-17692) filed October 8, 1987, as supplemented by First Supplemental Indenture, dated as of May 15,
                         1988, incorporated by reference to the Company's Quarterly Report on
                         Form 10-Q for the quarter ended June 30, 1988, Second Supplemental
                         Indenture, dated as of March 15, 1990, incorporated by reference to the Company's Current Report on Form 8-K dated March 15, 1990, and
                         Third Supplemental Indenture, dated as of June 15, 1990, incorporated by reference to the Company's Current Report on Form 8-K dated June
                         29, 1990.

          EXHIBIT
           NUMBER                             DESCRIPTION OF DOCUMENT
          --------   -------------------------------------------------------------------------
               4.2   --  Proposed form of Fixed Rate Notes.
               4.3   --  Proposed form of Floating Rate Notes.
               4.4   --  Pass Through Trust Agreement, dated as of August 1, 1992, between the
                         Pass Through Trustee and the registrant relating to the Pass Through
                         Certificates.
               4.5   --  Proposed form of Pass Through Certificates (included in Exhibit 4.4).
               5.1   --  Opinion of Mayer, Brown & Platt as to the legality of the Securities.
               5.2   --  Opinion of counsel for the Pass Through Trustee as to the legality of the Securities.
               8.1   --  Tax Opinion of Mayer, Brown & Platt.
              12.1   --  Statement of Computation of Ratio of Earnings to Fixed Charges.
                         Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
              23.1   --  Consent of Ernst & Young.
              23.2   --  Consent of Mayer, Brown & Platt (included in Exhibits 5.1 and 8.1 above).
              23.3   --  Consent of counsel to the Pass Through Trustee (included in Exhibit
                         5.2 above).
              24.1   --  Power of Attorney (appears on the signature page of this Registration
                         Statement).
              25.1   --  Form T-1, Statement of Eligibility of the Debt Trustee.
              25.2   --  Form T-1, Statement of Eligibility of the Pass Through Trustee.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, indivi-dually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the City of Chicago, State of Illinois on February   , 1994.

                                          GENERAL AMERICAN
                                          TRANSPORTATION CORPORATION

                                          By:  /s/ D. WARD FULLER
                                               D. Ward Fuller
                                               President, Chief Executive
                                               Officer and Director

     Each of the undersigned hereby constitutes and appoints Paul A. Heinen and Ronald J. Ciancio, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, for him and in his behalf and his name, place and stead, in any and all capacities, to sign, execute and file any amendment or amendments to this registration statement, with all exhibits and any and all documents and supplementary information required to be filed with respect thereto, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the
capacities indicated on February   , 1994.

                   SIGNATURE                                            TITLE
- ------------------------------------------------   ------------------------------------------------
           /s/ D. WARD FULLER                         President, Chief Executive Officer and Director
               D. Ward Fuller

           /s/ MELVIN D. KUSTA                        Controller, Principal Financial Officer and
                Melvin D. Kusta                       Principal Accounting Officer

           /s/ JAMES J.  GLASSER                      Director
               James J. Glasser

           /s/ PAUL A. HEINEN                        Director
               Paul A. Heinen